                                                                 EXHIBIT 10.34.1

                THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT
           TO THE FEDERAL ARBITRATION ACT AND/OR Section 15-48-10 OF
               THE SOUTH CAROLINA CODE OF LAWS (1976), AS AMENDED
================================================================================

                           Construction Loan Agreement

                                      among

Grande Palms, L.L.C., a single purpose, single asset limited liability company,

                                       and

                             Bank of America, N.A.,
                            as Administrative Agent,

                                       and

                        The Other Financial Institutions
                                  Party Hereto,

                                      and

                Banc of America Securities LLC, as Lead Arranger

                           Dated as of April 27, 2005

                             [BANK OF AMERICA LOGO]

================================================================================

                           CONSTRUCTION LOAN AGREEMENT

                                  (Syndication)

      THIS CONSTRUCTION LOAN AGREEMENT ("Agreement") is made by and among each lender from time to time a party hereto (individually, a "Lender" and collectively, the "Lenders"), and Bank of America, N.A., a national banking association as Administrative Agent (the "Administrative Agent"); and Grande Palms, L.L.C., a Delaware single purpose, single asset limited liability company ("Borrower"), who agree as follows:

                               ARTICLE 1- THE LOAN

      1.1 General Information and Exhibits. This Agreement includes the Exhibits listed below, all of which Exhibits are attached hereto and made a part hereof for all purposes. Borrower and Lenders agree that if any Exhibit to be attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

      Exhibit "A" - Legal Description of the Land

      Exhibit "B" - Basic Information

      Exhibit "C" - Certain Conditions Precedent to the Loan Closing

      Exhibit "C-1" - Certain Conditions Precedent to the Funding

      Exhibit "D" - Budget

      Exhibit "E" - Minimum Unit Release Prices

      Exhibit "F" - Advances

      Exhibit "F-I" - Draw Request

      Exhibit "G" - Survey Requirements

      Exhibit "H" - [Reserved]

      Exhibit "I" - List of Required Bonds

      Exhibit "J" - Assignment and Assumption

      Exhibit "K" - Form of Promissory Note

      Exhibit "L" - Schedule of Lenders

      Exhibit "M" - Form of Guaranty

The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Agreement shall have the meanings assigned to them in the Basic Information set forth in Exhibit "B" (the "Basic Information"). This Agreement and the other Loan Documents, which must be in form, detail and substance satisfactory to Lenders, evidence the agreements of Borrower and Lenders with respect to the Loan. Borrower shall comply with all of the Loan Documents.

      1.2 Purpose. The proceeds of the Loan shall be used by Borrower to pay (i) the cost of the construction of the Improvements on the Land and (ii) other fees, costs and expenses relating to the Property if and to the extent that such costs are specifically provided for in the Loan Allocation column in the Budget. The maximum principal Loan amount shall be $69,800,000.00 (the "Loan Amount"), the proceeds of which shall be used to develop the Project, which amount shall be evidenced by the Note. The Loan Amount shall be reduced, if the actual

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 costs of construction are below the Loan allocations set forth in the Budget
 (as hereinafter defined), by an amount equal to the difference between the cost of construction set forth in the Budget and the actual cost of construction. The Note shall be in the maximum principal amount of $69,800,000.00.

      1.3 Commitment to Lend. Borrower agrees to borrow the Loan from Lenders, and each Lender severally agrees to make advances of its Pro Rata Share of the Loan proceeds to Borrower in amounts at any one time outstanding not to exceed such Lender's Pro Rata Share of the Loan and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Agreement and Exhibit "C", Exhibit "C-1" and Exhibit "F" attached to this Agreement. Lender's commitment to lend shall expire and terminate (a) automatically if the Loan is prepaid in full; and (b) automatically upon the occurrence of a Default. The Loan is not revolving. Any amount repaid may not be reborrowed.

      1.4 Budget. Loan funds are allocated to payment of the costs of the Project shown in the "Loan Allocation" column of the Budget attached to this Agreement as Exhibit "D". Borrower shall not amend the Budget, or otherwise reallocate Loan funds from one Budget line item to another, in an amount in excess of $500,000.00 per occurrence subject to an aggregate total of $5,000,000.00 without the prior written approval of Administrative Agent, which approval shall not be unreasonably withheld or delayed. The Budget has been prepared by Borrower, and Borrower represents to Administrative Agent and Lenders that the Budget constitutes Borrower's good faith estimate of all costs incident to the Loan and the Project through the stated maturity date of the Loan (collectively, the "Aggregate Cost") after taking into account the requirements of this Agreement, including "hard" and "soft" costs, fees and expenses. Unless approved by Administrative Agent, which approval shall not be unreasonably withheld or delayed, no advance shall be made (a) for any cost not set forth in the Budget, (b) from any line item in the Budget that, when added to all prior advances from that line item, would exceed the lesser of (i) the actual cost incurred by Borrower for such line item, or (ii) the sum shown in the "Loan Allocation" column in the Budget for such line item (subject to Borrower's ability to reallocate such items as set forth in Section 1.4 herein),
(c) from any contingency line item in excess of the amount of such line item, or
(d) [Reserved]. Except for Borrower's ability to reallocate items as set forth in Section 1.4 herein, advances from any line item in the Budget for purposes other than those for which amounts are initially allocated to such line item, or changes in the relative amounts allocated to particular line items in the Budget may only be made with Administrative Agent's approval, which shall not be unreasonably withheld or delayed.

      1.5 Borrower's Equity and Borrower's Deposit. Prior to the Closing Date and at all times during the term of the Loan, Administrative Agent must be satisfied that the actual Aggregate Cost does not exceed the total amount of the Loan plus the amounts of all equity investments in the Project made by Borrower for which funds are readily available. Administrative Agent reserves the right to require, at Borrower's expense, a construction cost takeoff by a consultant designated by Administrative Agent to assist in making such determination. If at any time Administrative Agent determines that the sum of: (1) any unadvanced portion of the Loan to which Borrower is entitled, plus (ii) the portions of the Aggregate Cost that are to be paid by Borrower from other funds that, to Administrative Agent's satisfaction, are available, set aside and committed, is or will be insufficient to pay the actual

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

unpaid Aggregate Cost, Borrower shall, within seven (7) days after written notice from Administrative Agent, (i) cause Guarantor to sign an acknowledgment, in form satisfactory to Administrative Agent, that the Guaranty shall cover such shortages, or (ii) deposit with Agent equity funds in cash with Administrative Agent the amount of the deficiency ("Borrower's Deposit") in an interest-bearing account of Administrative Agent's selection with interest earned thereon to be part of Borrower's Deposit, or shall submit evidence to Administrative Agent of equity investments previously made, in amounts sufficient, in Administrative Agent's opinion, to equal any such shortage and Administrative Agent may refuse to make any additional advances under the Loan Documents until such Guarantor's acknowledgment or additional equity funds have been received. Any such Borrower's Deposit is hereby pledged to Administrative Agent and Lenders as additional security for the Loan, and Borrower hereby grants and conveys to Administrative Agent for the ratable benefit of Administrative Agent and Lenders a security interest in all funds so deposited with Administrative Agent, as additional security for the Loan. Administrative Agent may advance all or a portion of the Borrower's Deposit prior to the Loan proceeds. Administrative Agent may (but shall have no obligation to) apply all or any part of Borrower's Deposit against the unpaid Indebtedness in such order as Administrative Agent determines.

      1.6 Evidence of Debt.

      1.6.1 Amounts of the Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loan made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

      1.7 Interest Rate.

      1.7.1 Initial Interest Rate. Initially, the Principal Debt from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest equal to the Eurodollar Daily Rate plus two hundred twenty-five (225) basis points per annum.

      1.7.2 Reduction of Interest Rate. Upon the achievement of all of the following, the unpaid principal balance of the Loan shall bear interest at a fluctuating rate of interest equal to the Eurodollar Daily Rate plus two hundred
(200) basis points per annum:

            (i) the Improvements shall be fifty-five percent (55%) complete, as evidenced by AIA certification from the Project architect; and

            (ii) no monetary Default has occurred and no Default has occurred and is continuing under the Loan.

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

      1.7.3 General Interest Rate Provisions.

      (a) The "Eurodollar Daily Rate" shall mean a fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%).appearing on Telerate Page 3750 ("Telerate Page 3750" means the British Bankers Association Libor Rates (determined at 11:00 a.m. London, England time) that are published by Bridge Information Systems, Inc.) or any successor page as the one month, two month or three month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Administrative Agent's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Eurodollar Daily Rate" shall mean the fluctuating rate of interest equal to the one month, two month or three month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month, two month, or three month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding Business Day, as adjusted from time to time in Administrative Agent's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      (b) If Administrative Agent determines that no adequate basis exists for determining the Eurodollar Daily Rate or that any applicable law or regulation or compliance therewith by Administrative Agent prohibits or restricts or makes impossible the charging of interest based on the Eurodollar Daily Rate and Administrative Agent so notifies Borrower, then until Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, interest shall accrue and be payable on the unpaid principal balance of the Loan from the date Administrative Agent so notifies Borrower until the Maturity Date of the Loan (whether by acceleration, declaration, extension or otherwise) at a fluctuating rate of interest equal to the Prime Rate of Administrative Agent plus or minus such amount as may be necessary to approximate the rate per annum last assessed pursuant to this Section. The term "Prime Rate" means, on any day, the rate of interest per annum then most recently established by Administrative Agent as its "prime rate". Any such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Administrative Agent to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. Each time the Prime Rate changes, the per annum rate of interest on the Loan shall change immediately and contemporaneously with such change in the Prime Rate.

      (c) Computations and Determinations. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Administrative Agent shall determine each interest rate applicable to the Principal Debt in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Administrative Agent shall be prima facie evidence of all sums owing to Lenders from time to time under this Loan, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

      (d) [Reserved].

      (e) Past Due Rate. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand, at a rate per annum (the "Past Due Rate") equal to four percent (4%) per annum in excess of the interest rate in effect at the time of payment default. Provided, there is no Default and in accordance with the Budget, Lender shall pay itself interest from the Loan Proceeds when due and payable.

      1.8 Prepayment. Borrower may prepay the principal balance of this Loan, in full at any time or in part from time to time without premium or penalty. Notwithstanding the foregoing, if Borrower at any time enters into an interest rate protection agreement whereby Borrower has purchased an interest protection product from Administrative Agent (an "Interest Rate Protection Agreement") and the Interest Rate Protection Agreement is in effect, Borrower shall pay to the Administrative Agent a prepayment fee calculated in accordance with the prepayment fee described in the Interest Rate Protection Agreement.

      1.9 [Reserved].

      1.10 Late Charge. If Borrower shall fail to make any payment due hereunder or under the terms of any Note (other than payments of interest to be funded by Lender to itself in accordance with the Budget as an Advance under the Loan) within fifteen (15) days after the date such payment is due, Borrower shall pay to the applicable Lender or Lenders on demand a late charge equal to four percent (4%) of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The "late charge" is imposed for the purpose of defraying the expenses of a Lender incident to handling such defaulting payment. This charge shall be in addition to, and not in lieu of, any other remedy Lenders may have and is in addition to any fees and charges of any agents or attorneys which Administrative Agent or Lenders may employ upon the occurrence of a Default, whether authorized herein or by law.

      1.11 Taxes.

      (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and any Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii)

 Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (which shall forward the same to such Lender) evidence of payment thereof.

      (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) [Reserved].

      (d) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Tribunal. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

      (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section shall survive the termination of the Commitments and the payment in full of all the other Obligations.

      1.12 Payment Schedule and Maturity Date.

      (a) The principal of the Loan shall be due and payable in the form of Release Fees as described more particularly in paragraph (b) below. The entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be due and payable in full on the Maturity Date. Accrued unpaid interest shall be due and payable on the 15th day of the calendar month for the previous calendar month after the date of this Agreement, and Administrative Agent shall pay Lenders interest each month as an advance on the Loan, until all principal and accrued interest owing on this Loan shall have been fully paid and satisfied.

      (b) Administrative Agent will release each condominium Unit from the lien of its mortgage upon (i) satisfaction of all requirements set forth in the Mortgage; (ii) payment, in each case, to Administrative Agent of a release fee ("Release Fee") equal to the greater of (a) 100% of the net sales proceeds of the applicable Unit, or (b) 92% of the gross sales price of the applicable Unit, subject to the minimum release price for each Unit set forth on Exhibit "E" attached hereto and incorporated herein by reference; (iii) receipt by Lender of fully executed copies of the sales contract and closing statement for each Unit to be so released; and (iv) receipt by Lender of appropriate releases to be executed. In all cases, such Release Fees shall be remitted to Administrative Agent at the closing of the sale of the Unit.

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      1.13 Advances and Payments.

      (a) Following receipt of a Draw Request, Administrative Agent shall promptly provide each Lender with a copy of the Draw Request Form in the form of
Exhibit 7-l", the related AIA Document G-702 and G-703, with written certification by Borrower's Architect thereon and, if available, the related written certification of the Construction Consultant. Administrative Agent shall notify one designated person at each Lender telephonically (with confirmation by facsimile) or by facsimile (with confirmation by telephone) not later than 1:00 p.m. Administrative Agent's Time one (1) Business Day prior to the advance Funding Date for all advances of its Pro Rata Share of the Amount Administrative Agent has determined shall be advanced in connection therewith ("Advance Amount"). In the case of an advance of the Loan, each Lender shall make the funds for its Pro Rata Share of the Advance Amount available to Administrative Agent not later than 1:00 p.m. Administrative Agent's Time on the Funding Date thereof. After Administrative Agent's receipt of the Advance Amount from Lenders, Administrative Agent shall make proceeds of the Loan in an amount equal to the Advance Amount (or, if less, such portion of the Advance Amount that shall have been paid to Administrative Agent by Lenders in accordance with the terms hereof) available to Borrowers on the applicable Funding Date by advancing such funds to Borrowers in accordance with the provisions of Exhibit "F".

      (b) All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent not later than 12:00 p.m. Administrative Agent's Time on the date specified herein. Administrative Agent shall promptly distribute to each Lender, such funds as it may be entitled to receive hereunder, (1) on or before 3:00 p.m. Administrative Agent's Time on the day Administrative Agent receives such funds, if Administrative Agent has received such funds on or before 12:00 p.m. (Administrative Agent's Time), or (ii) on or before 12:00 p.m. Administrative Agent's Time on the Business Day following the day Administrative Agent receives such funds, if Agent receives such funds after 12:00 p.m. Administrative Agent's Time.

      (c) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the time for such type of payment specified in this Agreement. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

      (d) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (1) if payable to Borrower, in accordance with Exhibit "F", except as otherwise specified herein, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in the Schedule of Lenders.

      (e) Unless Borrower or any Lender has notified Administrative Agent prior to the date any payment is required to be made by it to Administrative Agent, that Borrower or such Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be required to do so) in reliance thereon, make available a corresponding amount to the person or entity entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then:

            (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

            (ii) if any Lender failed to make such payment, such Lender or, if applicable, Electing Lender or Lenders shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date amount was made available by Administrative Agent to Borrower to the date such amount is recovered by Administrative Agent (the "Compensation Period") at a rate per annum equal to the interest rate applicable to such amount under the Loan. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender's Pro Rata Share, included in the applicable Loan advance. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights, which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

      A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error.

      (f) If any Lender makes available to the Administrative Agent funds for any Loan advance to be made by such Lender as provided in the foregoing provisions of this Section, and the funds are not advanced to Borrower or otherwise used to satisfy any Obligations of Lender hereunder, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, with interest.

      (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan advance in any particular place or manner.

      (h) All Loan disbursements shall be made only in accordance with the Loan allocations in the Budget, the Cost Breakdown and the requirements for Loan disbursements contained in the Loan Documents. Furthermore, disbursements under the Note shall not commence until Borrower has met the pre-sales requirement described herein in Section 1.13(i) and the Loan has been syndicated in the manner described in Article 6 below. In addition, all construction-related disbursements shall be subject to the approval, which may not be unreasonably withheld or delayed, of Administrative Agent's construction consultant. The Administrative Agent shall not be obligated to disburse any undrawn interest or any cost savings realized on any line item in the Budget under a different line item in the Budget; subject, however, to Borrower's ability to reallocate such amounts as permitted under Section 1.4.

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

      (i) The form of contract for the purchase and sale of a Unit (a "Sales Contract") has been received by and is acceptable to Administrative Agent. If a Sales Contract materially differs from the form approved by Administrative Agent, then such Sales Contract shall be subject to Administrative Agent's approval in its sole discretion. All Sales Contracts shall require a non-refundable deposit (a "Deposit") to be held by Administrative Agent in the amount of 10% of the gross sales price for the applicable Unit. No Sales Contract shall contain any contingencies (other than as approved by Administrative Agent) which would make the contract non-binding on the purchaser. Funding shall be limited to no more than fifty percent (50%) of the Appraised Value of the Land ("Initial Funding"; and such funding shall be initially advanced only by Administrative Agent) until such time as Borrower has submitted to Administrative Agent copies of executed, valid and binding Sales Contracts in form and substance acceptable to Administrative Agent in the aggregate gross amount of $76,000,000.00 at which time Borrower may borrow up to one hundred percent (100%) of the Loan proceeds in accordance with the terms of the Loan Documents (and the Initial Funding shall then be shared pro rata among the Lenders). Multiple Unit purchasers shall be allowed only with the specific permission of the Administrative Agent.

      1.14 Administrative Agent Advances.

      (a) Administrative Agent is authorized, from time to time, in Administrative Agent's sole discretion to make, authorize or determine advances of the Loan, or otherwise expend funds, on behalf of Lenders ("Administrative Agent Advances"), (1) to pay any costs, fees and expenses as described in
Section 6.10 herein, (ii) when the applicable conditions precedent set forth in Exhibit "C," Exhibit "C-1" and Exhibit "F" have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Loan collateral or any portion thereof (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to Section 5.5, after the occurrence of a Default, and (B) subject to Section 5.10, after acquisition of all or a portion of the Loan collateral by foreclosure or otherwise. Notwithstanding the foregoing, Administrative Agent Advances after the Initial Funding which are equal to or greater than $5,000,000.00 shall require the approval of the Required Lenders, which shall not be unreasonably withheld.

      (b) Administrative Agent Advances shall constitute obligatory advances of Lenders under this Agreement, shall be repayable on demand and secured by the Loan collateral, and shall bear interest at the rate applicable to such amount under the Loan. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, other than the Initial Funding, each Lender shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent's Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent's
Time), or (ii) on or before 12:00 p.m. on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent's Time).

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

      1.15 Defaulting Lender.

      (a) Notice and Cure of Lender Default; Election Period; Electing Lenders. Administrative Agent shall promptly notify (such notice being referred to as the "Default Notice") Borrower (for Loan advances) and each non-Defaulting Lender if any Lender is a Defaulting Lender. Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Defaulting Lender Amount, provided that, within five (5) Business Days after the date of the Default Notice (the "Election Period"), such non- Defaulting Lender or Lenders (each such Lender, an "Electing Lender") irrevocably commit(s) by notice in writing (an "Election Notice") to Administrative Agent, the other Lenders and Borrower to fund the Defaulting Lender Amount and to assume the Defaulting Lender's obligations with respect to the advancing of the entire undisbursed portion of the Defaulting Lender's principal obligations under this Agreement (such entire undisbursed portion of the Defaulting Lender's principal obligations under this Agreement, including its portion of the Payment Amount that is the subject of the default, is hereinafter referred to as the "Defaulting Lender Obligation"). If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount and the Defaulting Lender Obligation shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender's Commitment bears to the total Commitments of all Electing Lenders. If the Defaulting Lender fails to pay the Defaulting Lender Payment Amount within the Election Period, the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount and Defaulting Lender Obligation (and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount and Defaulting Lender Obligation) within three (3) Business Days after such notice to Administrative Agent for reimbursement to Administrative Agent or payment to Borrower as applicable. Notwithstanding anything to the contrary contained herein, if Administrative Agent has funded the Defaulting Lender Amount, Administrative Agent shall be entitled to reimbursement for its portion of the Defaulting Lender Payment Amount pursuant to Section 5.11. Further, if no Electing Lender commits in writing to fund timely the Defaulting Lender Obligation hereunder, Borrower may fund any such amounts and request a refund of such amounts upon the replacement of a Defaulting Lender as set forth in Section 1.17 hereinbelow.

      (b) Removal of Rights; Indemnity. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower to Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Note until all Defaulting Lender Payment Amounts are paid in full. Administrative Agent shall hold all such payments received or retained by it for the account of such Defaulting Lender; Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Funds Defaulting Lender Payment Amounts. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. Further, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender's becoming a Defaulting Lender. This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Payment Amounts (i) within the Election Period, or (ii) after the Election Period with the consent of the non-Defaulting Lenders. Such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under any Loan Document which is made subsequent to that Lender's becoming a Defaulting Lender and prior to such cure or waiver. The operation of this subsection or the subsection above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of their duties and obligations hereunder or under any of the other Loan Documents. Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender's obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender's failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys' fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender's acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.

      (c) Commitment Adjustments. In connection with the adjustment of the amounts of the Loan Commitments of the Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period as aforesaid, Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Commitments in accordance with the foregoing provisions of this Section. For the purpose of voting or consenting to matters with respect to the Loan Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount and assumed the Defaulting Lender Obligation. In connection with such adjustments, Defaulting Lenders shall execute and deliver an Assignment and Assumption covering that Lender's Commitment and otherwise comply with Section 6.5. If a Defaulting Lender refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 6.5, such Defaulting Lender hereby appoints Administrative Agent to do so on such Lender's behalf. Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect such adjustments. However, all such Defaulting Lender Amounts and Defaulting Lender Obligation funded by Administrative Agent or Electing Lenders shall continue to be Defaulting Lender Amounts of the Defaulting Lender pursuant to its obligations under this Agreement.

      (d) No Election. In the event that no Lender elects to commit to fund the Defaulting Lender Amount and Defaulting Lender Obligations within the Election Period, Administrative Agent shall, upon the expiration of the Election Period, so notify Borrower and each Lender.

      1.16 Several Obligations; No Liability, No Release. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Administrative Agent (if any) to make any advances of the Loan or reimbursements for other Payment Amounts shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Pro Rata Shares. Except as may be specifically provided in this Agreement, no Lenders shall have any liability for the acts of any other Lenders. No Lenders shall be responsible to Borrower or any other person for any failure by any other Lenders to fulfill its obligations to make advances of the Loan or reimbursements for other Payment Amounts, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein. The failure of any Lender to pay to Administrative Agent its Pro Rata Share of a Payment Amount shall not relieve any other Lender of any obligation hereunder to pay to Administrative Agent its Pro Rata Share of such Payment Amounts as and when required herein, but no Lender shall be responsible for the failure of any other Lender to so fund its Pro Rata Share of the Payment Amount. In furtherance of the foregoing, Lenders shall comply with their obligation to pay Administrative Agent their Pro Rata Share of such Payment Amounts regardless of (i) the occurrence of any Default hereunder or under any Loan Document; (ii) [reserved]; (iii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; (iv) any bankruptcy, insolvency or other like event with regard to any Borrower or Guarantor. The obligation of Lenders to pay to such Payment Amounts are in all regards independent of any claims between Administrative Agent and any Lender.

      1.17 Removal and/or Replacement of Lenders. If any Lender is a Defaulting Lender or under any other circumstances set forth in the Loan Documents providing that Borrower shall have the right to remove and/or replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and the Administrative Agent, remove such Lender by causing such Lender to assign its Commitment to one or more other lenders or Eligible Assignees acceptable to Borrower and the Administrative Agent. Any removed or replaced Lender shall be entitled to: (x) subject to the provisions of Section 1.14 through 1.15 providing for payment of all Defaulting Lender Payment Amounts to Administrative Agent and/or Electing Lenders, as applicable, prior to payment of amounts due to a Defaulting Lender, payment in full of all principal, interest and fees owing to such Lender through the date of termination or assignment, (y) appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit then outstanding and (z) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption covering that Lender's Commitment and otherwise comply with Section 6.5. If a Lender being replaced refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender's behalf. Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments. Notwithstanding anything to the contrary in this Agreement, Borrower shall retain all rights and remedies available at law or in equity against any Defaulting Lender, whether or not such Defaulting Lender is replaced with another Lender hereunder.

                 ARTICLE 2- ADDITIONAL COVENANTS AND AGREEMENTS

      2.1 Construction of the Improvements. Borrower shall begin site work for the Improvements no later than April 29, 2005 and must begin construction of the Improvements no later than June 30, 2005. Thereafter, Borrower shall prosecute the construction of the Improvements with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable laws and governmental requirements, the Plans and the Loan Documents. Borrower shall not permit cessation of work for a period in excess of thirty (30) days, except for Excusable Delays. Borrower shall achieve substantial completion of construction of the Improvements free and clear of all liens (except Permitted Encumbrances and liens created by the Loan Documents), and shall obtain a certificate of occupancy and all other permits, licenses and approvals from all applicable governmental authorities required for the occupancy, use and operation of the Improvements, in each case reasonably satisfactory to Administrative Agent, on or before the Completion Date. Borrower shall promptly correct (a) any material defect in the Improvements, (b) any material departure from the Plans not approved by Administrative Agent, or any material departure from governmental requirements, or (c) any material encroachment by any Improvements or structure on any building setback line, easement, property line or restricted area. The Improvements shall be substantially completed, as determined by the issuance of a certificate of occupancy, on or before the Completion Date.

      2.2 Plans and Changes. No construction shall be undertaken on the Land except as shown in the Plans. Borrower assumes full responsibility for the compliance of the Plans and the Property with all laws, governmental requirements and sound building and engineering practices. Except as otherwise provided herein, no plans or specifications, or any changes thereto, shall be included as part of the Plans until approved by Administrative Agent, Construction Consultant, all applicable governmental authorities, and all other parties required under the Loan Documents. Without Administrative Agent's prior written consent, which shall not be unreasonably withheld or delayed, Borrower shall not change or modify the Plans, agree to any change order, or allow any extras to any contractor or any subcontractor, except that Borrower may make Permitted Changes if: (a) Borrower notifies Administrative Agent in writing of the change or extra with appropriate supporting documentation and information;
(b) Borrower obtains the approval of the applicable contractor, Borrower's architect and all sureties, if required; (c) the structural integrity, quality and standard of workmanship of the Improvements is not impaired by such change or extra; (d) no substantial change in architectural appearance is effected by such change or extra; (e) no default in any obligation to any person or violation of any law or governmental requirement would result from such change or extra; (f) if applicable, Borrower complies with Section 1.5 of this Agreement to cover any excess cost resulting from the change or extra; (g) completion of the Improvements by the Completion Date will not be affected; and
(h) [Reserved]. Administrative Agent shall not be obligated to review a proposed change unless it has received all documents necessary to review such change, including the change order, cost estimates, plans and specifications.

      2.3 Contracts. Without Administrative Agent's prior written approval (which shall not be unreasonably withheld or delayed) as to parties, terms, and all other matters, Borrower shall not (a) enter into any material contract (hereinafter defined) for the performance of any work or the supplying of any labor, materials or services for the design or construction of the

Improvements, (b) enter into any management, leasing, maintenance or other similar contract pertaining to the Property not described in clause (a) that is not unconditionally terminable by Borrower or any successor owner without penalty or payment on not more than thirty (30) days notice to the other party thereunder, or (c) materially modify or amend, or terminate (other than as a result of default by the contractor) any material contracts. Borrower shall not default in any material respect under any contract, Borrower shall not permit any contract to terminate by reason of any failure of Borrower to perform thereunder, and Borrower shall promptly notify Administrative Agent of any default in any material respect thereunder. Borrower will deliver to Administrative Agent, upon request of Administrative Agent, the names and addresses of all persons or entities known to Borrower with whom each contractor has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor. With respect to contracts for the performance of any work or the supplying of any labor, materials or services, a "material" contract is one which exceeds $500,000.00 in total price.

      2.4 Assignment of Contracts and Plans. As additional security for the Obligations, Borrower hereby transfers and assigns to Administrative Agent for the ratable benefit of Administrative Agent and Lenders all of Borrower's right, title and interest, but not its liability, in, under, and to all construction, architectural and design contracts, and the Plans, and agrees that all of the same are covered by the security agreement provisions of the Mortgage. Borrower agrees to deliver to Administrative Agent from time to time upon Administrative Agent's request such consents to the foregoing assignment from parties contracting with Borrower as Administrative Agent reasonably may require. Neither this assignment nor any action by Administrative Agent or Lenders shall constitute an assumption by Administrative Agent or Lenders of any obligation under any contract or with respect to the Plans, Borrower hereby agrees to perform all of its obligations under any contract, and Borrower shall continue to be liable for all obligations of Borrower with respect thereto. Administrative Agent shall have the right at any time following written notice to Borrower (but shall have no obligation) to take in its name or in the name of Borrower such action as Administrative Agent may determine to be necessary to cure any default in any material respect of Borrower under any contract or with respect to the Plans or to protect the rights of Borrower, Administrative Agent or Lenders with respect thereto. Borrower irrevocably constitutes and appoints Administrative Agent as Borrower's attorney-in-fact, which power of attorney is coupled with an interest and irrevocable, to enforce in Borrower's name or in Administrative Agent's and Lender's name, following written notice to Borrower of the occurrence, and during the continuance, of a Default, all rights of Borrower under any contract or with respect to the Plans. Administrative Agent shall incur no liability if any action so taken by it or on its behalf shall prove to be inadequate or invalid, absent gross negligence or reckless or willful conduct on the part of Administrative Agent or any Lender. Borrower indemnifies and holds Administrative Agent and Lenders harmless against and from any loss, cost, liability or expense (including, but not limited to, consultants' fees and expenses and attorneys' fees and expenses) incurred in connection with Borrower's failure to perform such contracts or any action taken by Administrative Agent or Lenders with respect to such contracts, absent gross negligence or reckless or willful conduct on the part of Administrative Agent or any Lender. Administrative Agent on behalf of the Lenders may use the Plans for any purpose relating to the Improvements. Borrower represents and warrants to Administrative Agent and Lenders that the copy of any contract furnished or to be furnished to Administrative Agent is and shall be a true and complete copy thereof, that the copies of the

Plans delivered to Administrative Agent are and shall be true and complete copies of the Plans, that there have been no material modifications thereof which are not fully set forth in the copies delivered, and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance.

      2.5 Storage of Materials. Borrower shall cause all materials supplied for the construction of the Improvements, but not yet affixed to or incorporated into the Improvements or the Land, to be stored on the Land with adequate safeguards to prevent loss, theft, damage or commingling with materials for other projects. Without Administrative Agent's approval, which shall not be unreasonably withheld or delayed, Borrower shall not purchase or order materials for delivery more than ninety (90) days prior to the scheduled incorporation of such materials into the Improvements.

      2.6 Construction Consultant. Borrower shall engage a licensed supervising architect, reasonably acceptable to Administrative Agent, who shall make and certify to Administrative Agent the results of regular periodic inspections of the construction through completion of the Improvements, including, but not limited to compliance with the Plans and the percentage of Loan funds requested to be drawn in relation to the percentage of work completed as conditions to Loan advances. In addition, Administrative Agent may retain the services of a Construction Consultant, whose duties may include, among others, reviewing the Plans and any proposed changes to the Plans, performing construction cost analyses, observing work in place and reviewing Draw Requests. The duties of Construction Consultant run solely to Administrative Agent for the ratable benefit of Lenders, and Construction Consultant shall have no obligations or responsibilities whatsoever to Borrower, Borrower's architect, engineer, contractor or any of their agents or employees. Unless prohibited by applicable law, all fees, costs, and expenses of Construction Consultant shall be paid by Borrower. Borrower shall cooperate with Construction Consultant and will furnish to Construction Consultant such information and other material as Construction Consultant reasonably considers necessary or useful in performing its duties.

      2.7 Inspection. Administrative Agent and its agents, including Construction Consultant, may enter upon the Property to inspect the Property, the Project and any materials at any reasonable time, unless Administrative Agent deems such inspection is of an emergency nature, in which event Borrower shall provide Administrative Agent with immediate access to the Property. Borrower will furnish to Administrative Agent and its agents, including Construction Consultant, for inspection and copying, all Plans, shop drawings, specifications, books and records, and other documents and information that Administrative Agent reasonably may request from time to time.

      2.8 Notice to Lenders. Borrower shall promptly within five (5) days after it obtains knowledge of the occurrence of any of the following events, notify each Lender in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto: (a) any violation in any material respect of any law or governmental requirement; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened against Borrower or the Property, and any material development therein; (c) any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (d) any labor controversy pending or threatened in writing against Borrower or any contractor, and any material development in any labor controversy; (e) any notice received by Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to the Property; (f) any failure by Borrower or any contractor, subcontractor or supplier to perform any material obligation under any construction contract, any event or condition which would permit termination of a construction contract or suspension of work thereunder, or any notice given by Borrower or any contractor with respect to any of the foregoing; (g) any material lien filed against the Property or any stop notice served on Borrower in connection with construction of the Improvements; or (h) any material required permit, license, certificate or approval with respect to the Project lapses or ceases to be in full force and effect.

      2.9 Financial Statements. Borrower shall deliver to Administrative Agent the Financial Statements and other statements and information at the times and for the periods described in (a) the Basic Information and (b) any other Loan Document, and Borrower shall deliver to Administrative Agent from time to time such additional financial statements and information as Administrative Agent reasonably may at any time request. Borrower will make all of its books, records and accounts available to Administrative Agent and its representatives at all reasonable times at the Property upon request and will permit them to review and copy the same. Borrower shall promptly notify Administrative Agent of any event or condition that could reasonably be expected to have a Material Adverse Effect in the financial condition of Borrower or in the construction progress of the Improvements. Administrative Agent shall provide a copy of such Financial Statements to each Lender upon receipt.

      2.10 Other Information. Borrower shall furnish to Administrative Agent from time to time upon Administrative Agent's request (i) copies of all subcontracts entered into by contractors or subcontractors and the names and addresses of all persons or entities with whom Borrower or any contractor has contracted or intends to contract for the construction of the Improvements or the furnishing of labor or materials in connection therewith; (ii) copies of all contracts, bills of sale, statements, receipts or other documents under which Borrower claims title to any materials, fixtures or articles of personal property incorporated or to be incorporated into the improvements or subject to the lien of the Mortgage; (iii) a list of all unpaid bills for labor and materials with respect to construction of the Improvements and copies of all invoices therefor; (iv) budgets of Borrower and revisions thereof showing the estimated costs and expenses to be incurred in connection with the completion of construction of the Improvements; (v) current or updated detailed Project schedules or construction schedules; and (vi) such other information relating to Borrower, Guarantor, the Improvements, the Property, or any indemnitor or other person or party connected with Borrower, the Loan, the construction of the Improvements or any security for the Loan as is reasonably requested by Administrative Agent.

      2.11 Reports and Testing. Borrower shall (a) promptly deliver to Administrative Agent copies of all reports, studies, inspections and tests made on the Land, the Improvements or any materials to be incorporated into the Improvements; (b) make such additional tests on the Land, the Improvements or any materials to be incorporated into the Improvements as Administrative Agent reasonably requires. Borrower shall immediately notify Administrative Agent of any report, study, inspection or test that indicates any adverse condition likely to have a Material Adverse Effect relating to the Land, the Improvements or any such materials.

      2.12 Advertising by Lenders. At Administrative Agent's request and at Borrower's expense, Borrower shall erect and maintain on the Property one or more advertising signs approved by Administrative Agent indicating that the construction financing for the Property has been provided by Lenders.

      2.13 Appraisal. Administrative Agent may obtain from time to time, an appraisal of all or any part of the Property prepared in accordance with written instructions from Administrative Agent by a third-party appraiser engaged directly by Administrative Agent. Each such appraiser shall be appointed by Administrative Agent and shall be reasonably satisfactory to Borrower and Administrative Agent (including satisfaction of applicable regulatory requirements). The cost of any such appraisal shall be borne by Borrower provided that Borrower shall be obligated to pay for appraisals not more than once every three (3) years unless the Loan is being renewed, extended, modified, or accelerated or Lender is otherwise required by law, regulation, order or other directive from any regulatory agency having jurisdiction over Lender to obtain such appraisal and such cost shall be due and payable by Borrower on demand and shall be secured by the Loan Documents. Administrative Agent shall provide a copy of such Appraisal to each Lender upon receipt.

      2.14 Payment of Withholding Taxes. Borrower shall not use, or knowingly permit any contractor or subcontractor to use, any portion of the proceeds of any Loan advance to pay the wages of employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with (a) the United States of all amounts of tax required to be deducted and withheld with respect to such wages under the Internal Revenue Code, and (b) any state and/or local Tribunal or agency having jurisdiction of all amounts of tax required to be deducted and withheld with respect to such wages under any applicable state and/or local laws.

      2.15 ERISA and Prohibited Transaction Taxes. As of the date hereof and throughout the term of this Loan Agreement, (a) Borrower is not and will not be
(i) an "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or (ii) a "plan" within the meaning of Section 4975(e) of the Internal Revenue Code, as amended (the "Code"); (b) the assets of Borrower do not and will not constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. Section 2510.3-101; (c) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA; (d) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (e) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent of any of Lender's rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower further agrees to deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section 2.15 as Administrative Agent may from time to time reasonably request.

      2.16 Agreement to Subordinate Mortgage to Master Deed. Provided that a certificate of occupancy is issued for the Improvements substantially in accordance with the approved Plans and no Default has occurred and is continuing under the Loan, Administrative Agent, on behalf of the Lenders, agrees to subordinate the Mortgage to the terms of the master deed creating the horizontal property regime for the Improvements. The master deed and all related regime documents must be in form and substance reasonably acceptable to Administrative Agent and Borrower agrees to (i) amend its Mortgage as may be reasonably acceptable to Administrative Agent including, without limitation, to include a condominium rider reasonably acceptable to Administrative Agent and (ii) execute an assignment of declarant's rights with respect to such regime documents in form and content reasonably acceptable to Administrative Agent.

      2.17 Reserved.

      2.18 Agreement to Subordinate Mortgage to Master Declaration/Reciprocal Easement Agreement. Upon request of Borrower, Administrative Agent, on behalf of the Lenders, agrees to subordinate the Mortgage to (i) a Master Declaration of Covenants, Conditions and Restrictions covering approximately 10.498 acres of land constituted as the Land and the Hilton and land associated with the Hilton; and (ii) a cooperative use and reciprocal easement agreement between the owner of the Hilton and the Borrower relative to the Parking Deck (including the mandatory reconveyance of the Parking Deck to the owner of the Hilton upon completion of the Project), on terms and conditions acceptable to the Administrative Agent.

                    ARTICLE 3- REPRESENTATIONS AND WARRANTIES

      To induce Lenders to make the Loan, Borrower hereby represents and warrants to Administrative Agent and Lenders that except as otherwise disclosed to Administrative Agent in writing (a) Borrower has complied with any and all laws and regulations concerning its organization, existence and the transaction of its business, and has the right and power to own the Grande Palms Tract, and to develop the Improvements as contemplated in this Agreement and the other Loan Documents; (b) Borrower is authorized to execute, deliver and perform all of its obligations under the Loan Documents; (c) the Loan Documents are valid and binding obligations of Borrower, subject to general principles of equity and laws affecting creditors' rights generally; (d) Borrower is not in violation of any law, regulation or ordinance, or any order of any court or Tribunal, and no provision of the Loan Documents violates in any material respect any applicable law, any covenants or restrictions affecting the Property, any order of any court or Tribunal or any contract or agreement binding on Borrower or the Property; (e) to the extent required by applicable law, Borrower and Guarantor have filed all necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be owing; (f) the Plans are complete in all material respects, contain all necessary detail and are adequate for construction of the Improvements, are satisfactory to Borrower, have been approved by all applicable governmental authorities, have been accepted by each contractor, and comply with the Loan Documents and all applicable laws, restrictive covenants, and governmental requirements, rules, and regulations;
(g) the Property is not part of a larger tract of land owned by Borrower or any of its affiliates or Guarantor, is not otherwise included under any unity of title or similar covenant with other lands not encumbered by the Mortgage, and will, as of January 1, 2006, constitute a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of those for any other lands or improvements; (h) the Land and Improvements comply with all laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; (i) the Plans do, and the Improvements when constructed will, comply with all legal requirements regarding access and facilities for handicapped or disabled persons; (j) Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other law or governmental requirement; (k) the construction schedule for the Project is realistic and the Completion Date is a reasonable estimate of the time required to complete the Project; (1) the Financial Statements delivered to Administrative Agent are true, correct, and complete in all material respects, and there has been no event or condition that could reasonably be expected to have a Material Adverse Effect in Borrower's financial condition from the financial condition of Borrower indicated in such Financial Statements; (m) all utility services necessary for the development of the Land and the construction of the Improvements and the operation thereof for their intended purpose are available at the boundaries of the Land, including electric and natural gas facilities, telephone service, water supply, storm and sanitary sewer facilities; (n) except as otherwise provided for in the Loan Documents, the Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property; (o) the current and anticipated use of the Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Land without the existence of any variance, non-complying use, nonconforming use or other special exception, all use restrictions of any Tribunal having jurisdiction have been satisfied, and no violation of any law or regulation exists with respect thereto; (p) attached hereto as Exhibit "I" is a list of all bonds required in connection with completion of the Improvements, and to the best of Borrower's knowledge, no other bonds or other security are currently required or will be required prior to completion of the Improvements; (q) prior to the recordation of the Mortgage, except as disclosed to Administrative Agent in writing, no work of any kind (including destruction or removal of any existing improvements, site work, clearing, grading, grubbing, draining or fencing of the Land) has been or will be commenced or performed on the Land, no equipment or material has been or will be delivered to or placed upon the Land for any purpose whatsoever, and no contract (or memorandum or affidavit thereof) for the supplying of labor, materials, or services for the design or construction of the Improvements, or the surveying of the Land or Improvements, nor any affidavit or notice of commencement of construction of the Improvements, has been or will be *executed or recorded, which could cause a mechanic's or materialman's lien or similar lien to achieve priority over the Mortgage or the rights of Administrative Agent and Lenders thereunder.

                         ARTICLE 4- DEFAULT AND REMEDIES

      4.1 Events of Default. The occurrence of any one of the following shall be a default under this Agreement ("Default"): (a) any of the Indebtedness is not paid when due, whether on the scheduled due date or upon acceleration, maturity or otherwise; (b) any covenant, agreement, condition, representation or warranty in this Agreement (other than covenants to pay the Indebtedness and other than Defaults expressly listed in this Section) is not fully and timely performed, observed or kept, and such failure continues for thirty (30) days following written notice to Borrower (or, if more than 30 days is required to cure such failure, for a reasonable period of time, not to exceed 90 days, so long as Borrower promptly commences such cure and diligently pursues it to completion);
(c) the occurrence of a Default under any other Loan Document (taking into account any applicable notice and cure period set forth in such Loan Document);
(d) construction of the Improvements ceases for more than thirty (30) days except for delays which will not jeopardize the completion of the Project by the Completion Date ("Excusable Delays"); (e) the construction of the Improvements, or any materials for which an advance has been requested, fails to comply in all material respects with the Plans, the Loan Documents, any laws or governmental requirements, or any applicable restrictive covenants and such defect has not been cured within thirty (30) days of Borrower learning of such defect; (f) construction of the Improvements is abandoned, Administrative Agent determines that construction of the Improvements in accordance with this Agreement will not be completed on or before the Completion Date, or Borrower fails to complete construction of the Improvements (and obtain all applicable permits, licenses, certificates and approvals) in accordance with this Agreement on or before the Completion Date;
(g) any material required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect; (h) [reserved];
(i) a Borrower's Deposit is not made with, or Guarantor's acknowledgment delivered to, Administrative Agent within seven (7) days after Administrative Agent's request therefor in accordance with Section 1.5; (j) construction is enjoined or Borrower, Administrative Agent or a Lender is enjoined or prohibited from performing any of its respective obligations under any of the Loan Documents and such injunction is not dismissed within thirty (30) days; (k) the owner of the Property enters into any lease of part or all of the Property which does not comply with the Loan Documents; (1) a lien for the performance of work or the supply of materials which is established against the Property, or any stop notice served on Borrower, the general contractor, Administrative Agent or a Lender, remains unsatisfied or unbonded for a period of twenty (20) days after the date Borrower learns of such filing or service; (m) should Borrower fail to submit to Administrative Agent copies of executed, valid and binding Sales Contracts in the aggregate gross amount of $76,000,000.00 within ninety (90) days of the date of this Agreement; (n) the entry of a judgment against Borrower or the issuance of any attachment, sequestration, or similar writ levied upon any of the Property which is not discharged within a period of thirty (30) days;
(o) Administrative Agent determines that an event or condition that could reasonably be expected to have a Material Adverse Effect has occurred in the financial condition of Borrower or in the condition of the Property; (p) [reserved]; (q) the dissolution or insolvency of Borrower or Guarantor; (r) [reserved]; (s) a default occurs under any other Loan Document which is not cured within any applicable notice and cure period provided therein; (t) if the Project is or becomes security for any subordinate financing, or is sold or transferred, directly or indirectly, voluntarily, by operation of law or otherwise, without Required Lenders' prior written consent; or (u) if there is any change in the ownership or control of Borrower (other than indirectly, as a result of a change in the ownership or control of Guarantor) without Administrative Agent's prior written approval.

      4.2 Remedies. Upon a Default, Administrative Agent may with the approval of, and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Law, equity or otherwise, including (a) declaring any and all Indebtedness immediately due and payable; (b) reducing any claim to judgment;
(c) obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Mortgage; or (d) in its own name on behalf of the Lenders or in the name of Borrower, enter into possession of the Property, perform all work necessary to complete construction of the Improvements substantially in accordance with the Plans (as modified as deemed necessary by Administrative Agent), the Loan Documents, and all applicable Laws, governmental requirements and restrictive covenants, and continue to employ Borrower's architect, engineer and any contractor pursuant to the applicable contracts or otherwise; provided however, upon a Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, do any one or more of the following: (a) terminate Lenders' Commitment to lend and any obligation to disburse any Borrower's Deposit hereunder; or (b) set-off and apply, to the extent thereof and to the maximum extent permitted by Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrower against any Indebtedness.

      Borrower hereby appoints Administrative Agent as Borrower's attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in Borrower's name upon the occurrence of a Default, and Guarantor's failure to pay in full the Indebtedness within ten (10) days following written notice of such Default to Guarantor: (1) use such sums as are necessary, including any proceeds of the Loan and any Borrower's Deposit, make such changes or corrections in the Plans, and employ such architects, engineers, and contractors as may be required, or as Lenders may otherwise consider desirable, for the purpose of completing construction of the Improvements substantially in accordance with the Plans (as modified as deemed necessary by Administrative Agent or, in the event that such modification exceeds $5,000,000, with the approval of Required Lenders), the Loan Documents, and all applicable laws, governmental requirements and restrictive covenants; (ii) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Improvements; (iii) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (iv) do every act with respect to the construction of the Improvements that Borrower may do; (v) prosecute or defend any action or proceeding incident to the Property, (vi) pay, settle, or compromise all bills and claims so as to clear title to the Property; and (vii) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements. Any amounts expended by Administrative Agent itself or on behalf of Lenders to construct or complete the Improvements or in connection with the exercise of its remedies herein shall be deemed to have been advanced to Borrower hereunder as a demand obligation owing by Borrower to Administrative Agent or Lenders as applicable and shall constitute a portion of the Indebtedness, regardless of whether such amounts exceed any limits for Indebtedness otherwise set forth herein. Neither Administrative Agent nor Lenders shall have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent.

      No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Mortgage following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower, or the Property or any part thereof, or any personal property granted as security under the Loan Documents, and every right, power and remedy given by this Agreement, any Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders.

      Regardless of how a Lender may treat payments received from the exercise of remedies under the Loan Documents for the purpose of its own accounting, for the purpose of computing the Obligations, payments shall be applied provided herein. No application of payments, unless sufficient to cure any payment Default, shall prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

                         ARTICLE 5- ADMINISTRATIVE AGENT

      5.1 Appointment and Authorization of Administrative Agent.

      (a) Each Lender hereby irrevocably (subject to Section 5.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including, without limitation, (i) the determination if and to what extent matters or items subject to Administrative Agent's satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 4 or pursuant to any other Loan Document, and any action so taken or not taken shall be deemed consented to by Lenders.

      5.2 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      5.3 Liability of Administrative Agent. No Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any subsidiary or Affiliate of Borrower, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower, Guarantor, or any of their Affiliates

      5.4 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders or all Lenders, if required hereunder, otherwise determine, the Administrative Agent shall and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders. In the absence of written instructions from the Required Lenders or all Lenders, if required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or all Lenders.

      5.5 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default except in the case of a payment default, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement and describing such Default. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with Article 4; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

      5.6 Credit Decision; Disclosure of Information by Administrative Agent.

      (a) Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and Guarantor, shall be deemed to constitute any representation or warranty by any Agent- Related Person to any Lenders as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender, represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor.

      (b) Administrative Agent upon its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein. To the extent not already available to a Lender, Administrative Agent shall also provide the Lender and/or make available for the Lender's inspection during reasonable business hours and at the Lender's expense, upon the Lender's written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent's possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Borrower, or Guarantor or other person liable for payment or performance by Borrower of any obligations under the Loan Documents, then in Administrative Agent's possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent's possession with respect to the Loan and bearing on the continuing creditworthiness of Borrower, Guarantor, or any of their respective Affiliates; provided that nothing contained in this section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on

Administrative Agent's part; and provided, further, that Administrative Agent shall not be obligated to provide any Lender with any information in violation of law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein). Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower, Guarantor or any of their respective Affiliates which may come into the possession of any of Agent-Related Persons.

      5.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent- Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lenders shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrower, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees) incurred by Administrative Agent as described in Section 6.10. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent. Notwithstanding the foregoing, a dispute solely between the Administrative Agent and one or more Lenders shall not be subject to the indemnification obligations of Lenders set forth herein.

      5.8 Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any party to the Loan Documents and their respective Affiliates as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that Borrower and Bank of America, N.A., as Lender, ("Swap Bank") or an Affiliate of Swap Bank have entered or may enter into Swap Contract. A portion of the Loan may be funded to honor Borrower's payment obligations to Swap Bank or such Affiliate under the terms of such agreement, and Lenders shall have no right to share in any portion of such payments. Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties' Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its ProRata Share of the Loan, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent, Swap Bank, and the terms "Lender" and "Lenders" include Bank of America, N.A. in its individual capacity.

      5.9 Successor Administrative Agent. Administrative Agent may, and at the request of the Required Lenders as a result of Administrative Agent's gross negligence or willful misconduct in performing its duties under this Agreement shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      5.10 Releases; Acquisition and Transfers of Collateral.

      (a) Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders to transfer or sell, any Loan collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Indebtedness; (ii) constituting a release, transfer or sale of a lien or property if Borrower will certify to Administrative Agent that the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) if approved by the Required Lenders.

      (b) If all or any portion of the Loan collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the "Acquisition Date"). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, "Property Manager") experienced in the management, leasing, sale and/or dispositions of similar properties.

      (c) Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent's authority to sell, transfer or release any such liens of particular types or items of Loan collateral pursuant to this Section; provided, however, that (1) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released.

      (d) [Reserved].

      5.11 Application of Payments. Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities, and/or foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of the Lenders ("Payments") shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent's separate account) shall, as applicable, be apportioned pro rata among Lenders. Notwithstanding anything to the contrary in this Agreement, all Payments due and payable to Defaulting Lenders shall be due and payable to and be apportioned pro rata among Administrative Agent and Electing Lenders. Such apportionment shall be in the proportion that the Defaulting Lender Payment Amounts paid by them bears to the total Defaulting Lender Payment Amounts of such Defaulting Lender. Such apportionment shall be made until the Administrative Agent and Lenders have been paid in full for the Defaulting Payment Amounts. All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Loan collateral received by Administrative Agent, shall be applied first, to pay any fees, indemnities, or costs and expenses (including those in Section 5.7) and reimbursements then due to Administrative Agent from Borrower; second, to pay any fees or costs and expenses then due to Lenders from Borrower; third, to pay pro rata interest due in respect of the Indebtedness and Administrative Agent Advances; fourth, .to pay or prepay principal of the Indebtedness and Administrative Agent Advances; and fifth, pro rata, to pay any remaining Indebtedness due to Defaulting Lenders.

      5.12 Benefit. The terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent's or Lenders' rights to later assert them in whole or in part.

      5.13 Co-Agents; Lead Managers. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent", "documentation agent", "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified as a "syndication agent", "documentation agent", "co-agent" or "lead manager" shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

      5.14 Required Position for Administrative Agent. The Administrative Agent in its capacity as a "Lender" shall maintain a Commitment amount equal to or greater than the next highest Lender's Commitment amount, up to $25,000,000.00.

                     ARTICLE 6- GENERAL TERMS AND CONDITIONS

      6.1 Consents; Borrower's Indemnity. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent or Lender's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or Lenders; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or Lender's; and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of the Plans, the Budget, any contract, any change order, any lease, or any other matter incident to the Property or the construction of the Improvements. Administrative Agent's or Lender's acceptance of an assignment of the Plans for the benefit of Administrative Agent and Lenders shall not constitute approval of the Plans. Any inspection or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent and Lender's protection only, and shall not constitute an assumption of responsibility from Borrower or anyone else with regard to the condition, construction, maintenance or operation of the Property, or relieve Borrower of any of Borrower's obligations. Borrower has selected all surveyors, architects, engineers, contractors, materialmen and all other persons or entities furnishing services or materials to the Project. Neither Administrative Agent nor any Lender has any duty to supervise or to inspect the Property or the construction of the Improvements nor any duty of care to Borrower or any other person to protect against, or inform Borrower or any other person of the existence of, negligent, faulty, inadequate or defective design or construction of the Improvements. Neither Administrative Agent nor any Lender shall be liable or responsible for, and Borrower shall indemnify each Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the "Indemnities") from and against: (a) any claim, action, loss or cost (including attorney's fees and costs) arising from or relating to (1) any defect in the Property or the Improvements, (ii) the performance or default of Borrower, Borrower's surveyors, architects, engineers, contractors, the Construction Consultant, or any other person, (iii) any failure to construct, complete, protect or insure the Improvements, (iv) the payment of costs of labor, materials, or services supplied for the construction of the Improvements, (v) in connection with the protection and preservation of the Loan collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition), or (vi) the performance of any obligation of Borrower whatsoever; (b) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (1) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; (c) any and all claims, demands, actions or causes of action arising out of or relating to the use of Information (as defined in Section 6.6) or other materials obtained by third parties through Borrower's use of internet, Intralinks or other similar information transmission systems in connection with this Agreement; and (d) any and all liabilities, losses, costs or expenses (including attorney fees and costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding and whether it is defeated, successful or withdrawn, (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements result from the gross negligence or reckless or willful misconduct of such Indemnitee. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders. Inspection shall not constitute an acknowledgment or representation by Administrative Agent, any Lender or the Construction Consultant that there has been or will be compliance with the Plans, the Loan Documents, or applicable laws, governmental requirements and restrictive covenants, or that the construction is free from defective materials or workmanship. Inspection, whether or not followed by notice of Default, shall not constitute a waiver of any Default then existing, or a waiver of Administrative Agent and Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans, the Loan Documents, and all applicable laws, governmental requirements and restrictive covenants. Administrative Agent's failure to inspect shall not constitute a waiver of any of Administrative Agent or Lender's rights under the Loan Documents or at law or in equity.

      (a) Participation or Sale of Loan. The Administrative Agent and Banc of America Securities LLC (the "Lead Arranger") have heretofore entered into a letter agreement with the Borrower dated as of March 25, 2005, regarding the syndication of the Loan. Additionally, Borrower acknowledges that portions of the Loan may be sold, syndicated or participated by the Lead Arranger and Borrower hereby agrees to fully cooperate with the Lead Arranger and Administrative Agent with respect to such syndication.

      6.2 Miscellaneous. This Agreement may be executed in multiple counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons, entities or circumstances. Time shall be of the essence with respect to Borrower's obligations under the Loan Documents. This Agreement, and its validity, enforcement and interpretation, shall be governed by South Carolina law (without regard to any conflict of laws principles) and applicable United States federal law.

      (a) Quality of Documents. Each document and item required to be submitted to Administrative Agent pursuant to this Commitment shall be satisfactory in form and substance to Administrative Agent and its legal counsel.

      6.3 Notices.

      (a) Modes of Delivery; Changes. Except as otherwise provided herein, all notices, requests, consents, demands and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to subsection 6.3(b) below, a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed at the addresses set forth at the end of this Agreement or by (subject to subsection 6.3(c) below) sent to the electronic mail address specified for notices on the Schedule of Lenders (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, or e-mail, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all parties to the Loan Documents. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof, provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

      (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Construction Draw requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. Except with respect to amendments to the Loan Documents as provided in Section 6.9 below, if a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, the Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question.

      6.4 Payments Set Aside.

To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      6.5 Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Guarantor and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan at the time owing to
it); provided that:

            (i) So long as no Default has occurred and is continuing the assigning Lender's Commitment after the assignment must be at least $10,000,000 and except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and Pro Rata Share of the Loan at the time owing to it or in the case of an assignment to a Lender or an

Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes its Pro Rata Share of the Loan outstanding) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed),

            (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned, and

            (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00 plus the cost of any applicable endorsement of the Title Insurance or new Title Insurance, plus all reasonable attorneys' fees incurred by Lender (for which amounts Borrower shall not be liable if such assignment occurs prior to Default).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee hereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrower's obligation surviving termination of this Agreement. Upon request, Administrative Agent shall prepare and the Borrower, subject to return to Borrower of the original note or notes being replaced, shall execute and deliver new or replacement Notes ("Replacement Notes") to the assigning Lender and the assignee Lender evidencing their respective Pro Rata Shares of the Loan. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall forward the Assignment and Assumption, and the Replacement Notes (if any) to the Title Insurer for issuance of an applicable endorsement to the Title Insurance or new Title Insurance, and shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of each Lender's Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may, without the consent of, but with prior notice to the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and
(iv) except to the extent consented by Administrative Agent in its sole discretion with respect to each participation, any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.

      (e) A Participant shall not be entitled to receive any greater payment under Sections 1.7 1.8 or 1.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) If the consent of the Borrower to an assignment or to an assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (1) of the provision to the first sentence of subsection (b) above), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

      (h) As used herein, the following terms have the following meanings:

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other person (other than a natural person) approved by the Administrative Agent, and, unless a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, in no event shall the term Eligible Assignee include a direct competitor in the hospitality industry to Fe1Cor Lodging Limited Partnership without the consent of Borrower which consent may be withheld in the sole and absolute discretion of Borrower.

      "Fund" means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial real estate loans and similar extensions of credit in the ordinary course of its business.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      6.6 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement or Guarantor; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (0 subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any Swap Agreement or credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business or Guarantor, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or Guarantor; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. The Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the Loan and Loan Documents. The information set forth in the Commitment letter shall remain confidential and is for the exclusive use of the Lenders, the Lead Arranger and the Borrower or Guarantor and shall not be disseminated to any third party other without the express written consent of the Administrative Agent.

      6.7 Set-off. In addition to any rights and remedies of Administrative Agent and Lenders provided by law, upon the occurrence and during the continuance of any Default, Administrative Agent and each Lender is authorized at any time and from time to time, without prior notice to Borrower or any other party to the Loan Documents, any such notice being waived by Borrower (on its own behalf and on behalf of each party to the Loan Documents to the fullest extent permitted by law), to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or such Lender to or for the credit or the account of Borrower against any and all Obligations, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      6.8 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (1) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 6.7 with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

      6.9 Amendments; Survival. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article 5 (except to the extent that such amendment would adversely affect the rights or obligations of Borrower hereunder) or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders or the required number of the Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrower or any other Person or the execution by Borrower or any other Person of any such amendment or intercreditor agreement. Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent in Administrative Agent's reasonable determination shall not have a Material Adverse Affect, or is otherwise intended to be within Administrative Agent's discretion or determination; provided however, otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and Borrower or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided further however, no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

      (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 4.2) (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender's Commitment);

      (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

      (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that the Administrative Agent may waive any obligation of the Borrower to pay interest at the Past Due Rate and/or late charges for periods of up to thirty days, and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Past Due Rate or late charges thereafter, or to amend the definition of "Past Due Rate" or "late charges";

      (d) change the percentage of the combined Commitments or of the aggregate unpaid principal amount of the Loan which is required for the Lenders or any of them to take any action hereunder;

      (e) change the definition of "Pro Rata Share" or "Required Lender";

      (f) amend this Section, or Section 6.8, or any provision herein providing for consent or other action by all the Lenders;

      (g) release the liability of Borrower or any existing Guarantor;

      (h) permit the sale, transfer, pledge, mortgage or assignment of any Loan collateral or any direct or indirect interest in Borrower, except as expressly permitted under the Loan Documents;

      (i) transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders transfer or sell, any Loan collateral except as permitted in Section 5.10;

      (j) reduce the aggregate gross amount of the release prices for all Units by an amount greater than ten percent (10%) of such amount, without the written consent of each Lender;

      (k) reduce the aggregate gross amount of the sales prices for all Units set forth in Exhibit "E" of this Agreement, by an amount greater than ten percent (10%) of such amount, without the written consent of each Lender;

      (1) modify or amend the amount of the interest reserve as reflected on the Budget, including, without limitation, any reallocation of or to the interest reserve amount, without the written consent of the Required Lenders; or

      (m) modify or amend the Administrative Agent's right to approve individual change orders in an amount not to exceed $1,000,000.00 and to approve change orders in an aggregate amount not to exceed $5,000,000.00, subject to the provisions of Section 2.2 of this Agreement, without the written consent of the Required Lenders.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of its Pro Rata Share of the Loan required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Administrative Agent and Lender's obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnitees, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release or termination of this Agreement or of any other Loan Documents.

      6.10 Costs and Expenses. Without limiting any Loan Document and to the extent not prohibited by applicable laws, Borrower shall pay when due, shall reimburse to Administrative Agent for the benefit of itself and Lenders on demand and shall indemnify Administrative Agent and Lenders from, all out-of-pocket fees, costs, and expenses paid or incurred by Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations of Borrower or the exercise of any right or remedy of Administrative Agent, including (a) all fees and expenses of Administrative Agent's counsel; (b) fees and charges of each Construction Consultant, inspector and engineer; (c) appraisal and survey costs, subject to the limitations herein; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; (f) judgment and tax lien searches for Borrower and Guarantor incurred prior to the initial Advance or after Default;

(g) escrow fees payable to the Title Insurer; (h) fees and costs of environmental investigations site assessments and remediations incurred prior to the initial Advance or after Default; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (j) filing and recording fees; and (k) [Reserved]. Borrower shall pay all related costs and expenses incurred by Administrative Agent, including attorneys' fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrower shall pay all of its costs and expenses of complying with the Loan Documents, whether or not such costs and expenses are included in the Budget. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the obligations, the release or reconveyance of any of the Loan Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. Whether or not the Loan closes, Borrower shall pay all out-of-pocket costs and expenses incurred by Administrative Agent in connection with the Loan (pre- and post-closing), including all insurance, appraisal, survey, recording, environmental, engineering, closing, escrow and title, title insurance and tax service fees and costs, reasonable and customary costs of syndication, recordation and transfer taxes, mortgage taxes and other document and intangible taxes, all fees and expenses of Administrative Agent's outside legal counsel and Administrative Agent's Construction Consultant and the cost of any other reports or tests deemed necessary by Administrative Agent to satisfy the requirements set forth herein and in the Loan Documents. Such costs and expenses incurred at or prior to Loan closing shall be due and payable prior to the closing of the Loan and are not included in the Commitment Fee. The provisions of this paragraph shall survive the expiration or termination of the Commitment Letter.

      6.11 Tax Forms. Each Lender, and each holder of a participation interest herein, that is not a "United States person" (a "Foreign Lender") within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time ("Code") shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding. (or upon accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such person and entitling it to a complete exemption from withholding on all payments to be made to such person by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that such person is entitled to an exemption from or reduction of, United States withholding tax. Thereafter and from time to time, each such person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such person by Borrower pursuant to this Agreement (b) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lenders, and as may be reasonably necessary (including the re-designation of its lending office, if any) to avoid any requirement of applicable laws that Borrower make any deduction or withholding for taxes from amounts payable to such person. If such persons fail to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. Upon the request of Administrative Agent, each Lender that is. a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent two duly signed completed copies of United States Internal Revenue Service Form W-9. If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction. If any Tribunal asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including attorney fees) of Administrative Agent. The obligation of Lenders under this subsection shall survive the removal or replacement of a Lender, the payment of all Obligations and the resignation or replacement of Administrative Agent.

      6.12 Further Assurances. Borrower will, upon Administrative Agent's request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Administrative Agent to comply with the requirements of any agency having jurisdiction over Administrative Agent.

      6.13 Inducement to Lenders; Indemnity. The representations and warranties contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of the Borrower pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any bankruptcy proceedings involving Borrower, Guarantor or the Property, foreclosure, or conveyance in lieu of foreclosure.

      6.14 Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 6.2 of this Agreement and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Indebtedness. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in Section 6.2 may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent to bring proceedings against Borrower in any other court or jurisdiction.

      6.15 Interpretation. References to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower or Guarantor shall mean, each person comprising same, jointly and severally. References to "persons" shall include both natural persons and any legal entities, including public or governmental bodies, agencies or instrumentalities. The words "include" and "including" shall be interpreted as if followed by the words "without limitation". Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.

      6.16 No Partnership, etc. The relationship between Lenders (including Administrative Agent) and Borrower is solely that of lender and borrower. Neither Administrative Agent nor Lender has any fiduciary or other special relationship with or duty to Borrower and none is treated by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co-principal with Borrower with reference to the Project, the Property or otherwise. In no event shall Administrative Agent or Lender's rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of Borrower.

      6.17 Records. The unpaid amount of the Loan and the amount of any other credit extended by Administrative Agent or Lenders to or for the account of Borrower set forth on the books and records of Administrative Agent shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on Administrative Agent's books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Loan when due.

      6.18 Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

      6.19 Dispute Resolution.

      (a) Arbitration. Except to the extent expressly provided below, any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instructions, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort) (each a "Dispute") shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the applicable rules for arbitration of disputes of JAMS and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Administrative Agent or any Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this dispute resolution provision only, the terms "party" and "parties" shall include any parent corporation, subsidiary or affiliate of Administrative Agent or any Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

      (b) Special Rules.

            (i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Administrative Agent is located pursuant to its address for notice purposes in this Agreement.

            (ii) The arbitration shall be administered by JAMS, who will appoint an arbitrator; if JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the "arbitrator").

            (iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

            (iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration

            (v) The arbitrator will have the authority to decide whether any Dispute is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Disputes is the equivalent of the filing of a lawsuit.

            (vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator.

            (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

      (c) Reservations of Rights. Nothing in this Agreement shall be deemed to
(1) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Administrative Agent or any Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third- party proceeding in any action brought against Administrative Agent or any Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Administrative Agent may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

      (d) Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document,
(iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

      (e) Jury Trial Waiver in Arbitration. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

      6.20 WAIVER OF JURY TRIAL.

      WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO ARBITRATE ANY DISPUTE AS SET FORTH IN THIS AGREEMENT, TO THE EXTENT ANY DISPUTE IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH DISPUTE AND ANY ACTION ON SUCH DISPUTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND ADMINISTRATIVE AGENT, FOR ITSELF AND LENDERS, AND BORROWER AND ADMINISTRATIVE AGENT, FOR ITSELF AND LENDERS, HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND ADMINISTRATIVE AGENT, FOR ITSELF AND LENDERS, ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

      6.21 Service of Process. Borrower hereby irrevocably designates and appoints CT Corporation System, 75 Beattie Place, Greenville, South Carolina 29601, as Borrower's authorized agent to accept and acknowledge on Borrower's behalf service of any and all process that may be served in any Dispute instituted in connection with this Loan in any state or federal court sitting in the State of South Carolina. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the State of South Carolina satisfactory to Administrative Agent and shall promptly deliver to Administrative Agent evidence in writing of such agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

      Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon CT Corporation System, the agent, if any, hereinabove designated and appointed by Borrower as Borrower's agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in any Note shall affect the right of Administrative Agent to serve process in any manner otherwise permitted by law and nothing in any Note will limit the right of Administrative Agent on behalf of the Lenders otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

      6.22 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents. Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents

      (a) No Waiver Or Modification/Entire Agreement/ Survival. NO MODIFICATION, AMENDMENT OR WAIVER OF ANY PROVISION HEREUNDER SHALL BE EFFECTIVE OR DEEMED MADE UNLESS THE SAME SHALL BE IN WRITING AND SIGNED BY THE ADMINISTRATIVE AGENT AND THE BORROWER. ANY SUCH WRITTEN MODIFICATION, AMENDMENT OR WAIVER SHALL APPLY ONLY TO THE PARTICULAR INSTANCE AND PURPOSE SPECIFIED THEREIN AND SHALL NOT IMPAIR, MODIFY, AMEND OR WAIVE ANY OTHER PROVISION OR CONDITION SET FORTH IN THIS COMMITMENT.

                    [Remainder of page intentionally blank]

      6.23 Waiver of Appraisal Rights. Borrower hereby agrees and acknowledges that the laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY. This waiver of appraisal rights relates to any foreclosure of that certain Mortgage of Real Estate more particularly described in Exhibit "A" attached hereto. The Borrower acknowledges that notice of this Waiver of Appraisal Rights was received prior to the closing of this transaction

      6.24 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

EXECUTED and DELIVERED UNDER SEAL as of April 27, 2005.

WITNESS/ATTEST:                        GRANDE PALMS, L.L.C., a Delaware limited
                                       liability company

[ILLEGIBLE]                             BY: /s/ Charles N. Nye  (SEAL)
[ILLEGIBLE]                                 -----------------
                                       Name: CHARLES N. NYE
                                       Title: VICE PRESIDENT

Borrower's Address for Notices:

545 E. John Carpenter Freeway
Suite 1300
Irving, Texas 75062-3933
Attn: General Counsel

The Federal Tax Identification Number of
Borrower: 20-0785850

WITNESS/ATTEST:                       BANK OF AMERICA, N.A., individually as
                                      Administrative Agent, and a Lender

[ILLEGIBLE]

_______________________               By: /s/ Linda F. Woodside  (SEAL)
                                          ----------------------
                                      Name: LINDA F. WOODSIDE
                                      Title: S V P

WITNESS/ATTEST:

                                     BANK OF MONTREAL, as a Lender

                                     By: /s/ [ILLEGIBLE]           (SEAL)
                                         -------------------------

[ILLEGIBLE]                          Name: [ILLEGIBLE]

                                     Title: MANAGING DIRECTOR

                                   EXHIBIT "A"

                              PROPERTY DESCRIPTION

      ALL AND SINGULAR that certain piece, parcel, tract of land, lying, and being in Little River Township, Horry County, South Carolina, consisting 3.99 +/- acres, and being more particularly shown and delineated as "3.99 +/- AC" on a plat by Atlantic Land Surveying Company, dated February 22, 2005, and recorded April 25, 2005, in Plat Book 204 at Page 217, records of Horry County, South Carolina ("Plat") ("Construction Parcel").

      BOUNDED as shown upon the Plat by Lot 89, Lot 91, and Lot 92 to the Northwest; Kingston Road and Grantor (the latter hereinafter referred to as "Construction parcel"); to the Northeast and Southeast; and Kingston Plantation, North Hampton, and Richmond Park, Phase XIV to the Southwest, and more particularly described as follows:

      Beginning at a 5/8 inch iron old, the most northeasterly point of a 50 foot ingress and egress easement, which is a common corner for lot 89 Arcadian Shores (now or formerly owned by J. Thayer Coggin) and the Kingston Road (private) 70 foot right-of-way.

      THENCE South 35 degrees 45 minutes 21 seconds East for a distance of 75.51 feet to a 1/2 inch iron pipe old;

      THENCE South 35 degrees 48 minutes 21 seconds East for a distance of
299.75 feet to a 1/2 inch iron pipe old;

      THENCE South 35 degrees 30 minutes 05 seconds East for a distance of 65.19 feet to a 1/2 inch iron pipe old;

      THENCE South 35 degrees 44 minutes 39 seconds East for a distance of
345.66 feet to a '/2 inch iron pipe old;

      THENCE South 35 degrees 46 minutes 1 6 seconds East for a distance of
126.11 feet to a point;

      THENCE South 54 degrees 17 minutes 18 seconds West for a distance of
500.82 feet to a point;,

      THENCE North 35 degrees 44 minutes 31 seconds West for a distance of
185.34 feet to a 1/2 inch iron pipe old;

      THENCE North 35 degrees 44 minutes 31 seconds West for a distance of
286.34 feet to a 1/2 inch iron pipe old;

      THENCE North 35 degrees 47 minutes 49 seconds West for a distance of
364.85 feet to a '/2 inch iron pipe old;

      THENCE North 35 degrees 42 minutes 43 second West for a distance of 74.93 feet to a 1/2 inch iron pipe old;

      THENCE North 54 degrees 1 2 minutes 06 seconds East for a distance of
500.91 feet to a 5/8 inch iron new, the point of beginning.

      TOGETHER WITH, the right and easement to construct water, sewer, electric, and other utility lines and facilities, and drainage systems and facilities, and to construct such lines, systems, and facilities to water, sewer, electric, and other utility lines and facilities, and/or drainage systems and facilities on the Construction Parcel as set forth in that certain Declaration of Covenants, Conditions and Restrictions for Kingston Shores declared by Myrtle Beach Hotels, L.L.C., dated April______________________________, 2005, and recorded
April__________________, 2005, in Deed Book_____________________at
Page_________________, records of Horry County, South Carolina.

                                   EXHIBIT "B"

                                BASIC INFORMATION

A. DEFINITIONS: As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:

      1. "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      2. "Administrative Agent Advances" means advances as set forth in Section 1 of this Agreement.

      3. "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify to Borrower and Lenders.

      4. "Administrative Agent's Time" means the time of day observed in the City of Charleston, South Carolina.

      5. [Reserved].

      6. "Affiliate" means any person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. A person shall be deemed to be "controlled by" any other person if such other person possesses, directly or indirectly, power (a) to vote fifty percent (50%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

      7. "Agent-Related Persons" means Administrative Agent (including any successor administrative agent), together with its Affiliates (including Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such persons and Affiliates.

      8. "Aggregate Cost" has the meaning set forth in Section 1.4 of this Agreement.

      9. "Agreement" has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in
Section 1.1.

      10. "Appraised Value" means $14,070,000.00 as to the Land and $87,230,000.00 as to the Project.

      11. "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit "J".

      12. "Basic Information" has the meaning set forth in Section 1.1 of this Agreement.

      13. "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

      14. "Borrower's Deposit" has the meaning set forth in Section 1.5 of this Agreement.

      15. "Budget" means the budget and cost itemization for the Project attached as Exhibit "D".

      16. "Business Day" means a day on which Agent is open for the conduct of substantially all of its banking business and a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits in London, England).

      17. "Commitment" means, as to each Lender, its obligation to advance its Pro Rata Share of the Loan in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name on the Schedule of Lenders at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "combined Commitments").

      18. "Completion Date" means the earlier of (i) May 1, 2007 or (ii) twenty-four (24) months from the execution of the first Sales Contract and deposit of earnest money therefor.

      19. "Construction Commencement Date" means the date on or before which Borrower shall have commenced construction of the Improvements and all site work, in accordance with the Plans, which date shall be not later than June 30, 2005.

      20. "Construction Consultant" means the construction consultant, if any, reasonably acceptable to Borrower, engaged by Administrative Agent with respect to the Project.

      21. " Cost Breakdown" shall have the meaning set forth in Exhibit C-1,
Section 1.

      22. "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      23. "Default" has the meaning set forth in Section 4.1 of this Agreement.

      24. "Defaulting Lender" means a Lender that fails to pay its Pro Rata Share of a Payment Amount within three (3) Business Days after notice from Administrative Agent, until such Lender cures such failure as permitted in this Agreement.

      25. "Defaulting Lender Amount" means the Defaulting Lender's Pro Rata Share of a Payment Amount.

      26. "Defaulting Lender Payment Amounts" means a Defaulting Lender Amount plus interest from the date such Defaulting Lender Amount was funded by Administrative Agent and/or an Electing Lender, as applicable, to the date such amount is repaid to Administrative Agent and/or such Electing Lender, as applicable, at the rate per annum applicable to such Defaulting Lender Amount under the Loan.

      27. "Deposit" shall have the meaning set forth in Exhibit C-1, Section 6.

      28. "Draw Request" means a properly completed and executed written application by Borrower to Lenders in the form of Exhibit "F-I" (or in another form approved by Administrative Agent) setting forth the amount of Loan proceeds desired, together with such schedules, affidavits, releases, waivers, statements, invoices, bills and other documents, certificates and information Administrative Agent may reasonably require.

      29. "Eligible Assignee" has the meaning set forth in Section 6.5.

      30. "Environmental Agreement" means the Environmental Indemnity Agreement of even date herewith by and among Borrower, Guarantor and Administrative Agent for the benefit of Lenders.

      31. "Eurodollar Daily Rate" has the meaning set forth in Section 1.7(a).

      32. "Excusable Delays" has the meaning set forth in Section 4.1.

      33. [Reserved].

      34. "Financial Statements" means for each reporting party, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, and reconciliation of changes in equity, and unless Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a "reporting party" and a specified period to which the required Financial Statements relate is a "reporting period".

      35. "Funding Date" means the date on which an advance of Loan proceeds or Borrower's Deposit shall occur.

      36. "Guarantor" means FelCor Lodging Limited Partnership.

      37. "Improvements" means all improvements to the Land together with all fixtures, tenant improvements, and appurtenances now or later to be located on the Land and/or in such improvements, including but not limited to all fixtures, equipment, systems, apparatus, building materials and components and other personal property, which Improvements shall consist of a twenty-four (24) story oceanfront condominium building (the "Condominium Building"), a pool and deck, hot tubs, private cabanas, and other amenities, a covered walkway to the adjacent Hilton Myrtle Beach Resort ("Hilton") and a separate parking deck ("Parking Deck") for the previously completed Hilton and the new condominium units contemplated herein containing a minimum of 629 spaces, 381 of which shall be allocated to use by the new condominium owners. The new condominiums, to be known as "Grande Palms at Kingston Shores", will contain 183 units, an entrance and two-story atrium, lobby area and a clubroom. The unit mix will consist of forty-seven (47) two bedroom units having an average of 1,660 square feet, forty-four (44) three bedroom units having an average of 1,825 square feet, and ninety-two (92) three bedroom lockout units with an average of 2,070 square feet. Each unit, whether two bedroom or three bedroom, or three bedroom lockout, shall be referred to herein individually as a "Unit" and collectively as the "Units". All Units will be either oceanfront or have an ocean view. The development, construction, operation and sale of the foregoing Improvements shall be referred to herein as the "Project". Unit prices will range from $422,000.00 to $547,000.00.

      38. "Indebtedness" means any and all indebtedness of Borrower to Administrative Agent, or Lenders evidenced, governed or secured by, or arising under, any of the Loan Documents, including the Loan, and Swap Contracts.

      39. "Indemnified Liabilities" has the meaning set forth in Section 6.1.

      40. "Land" means the real property described in Exhibit "A".

      41. "Laws" means all valid constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality or any Tribunal thereof.

      42. "Lead Arranger" means Banc of America Securities LLC, in its capacity as arranger and book manager.

      43. "Lender" means each lender from time to time party to this Agreement.

      44. "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.

      45. "Loan" means the loan by Lenders to Borrower, in the maximum amount of $69,800,000.00. In the event the aggregate amount of the actual costs incident to the Project are less than the aggregate amount specified in the Budget, the maximum amount described above shall be reduced by the difference between the aggregate amount specified in the Budget and the aggregate amount of such actual costs. Additionally, the Loan shall be subject to the results of the appraisal described in Section 3 of Exhibit C and any required appraisal described in
Section 2.13, the equity contribution requirement described in Exhibit C-l,
Section 7 and the participation and syndication requirements set forth in
Section 6.1 (a).

      46. "Loan Documents" means this Agreement (including all exhibits), the Mortgage, the Note, the Environmental Agreement, any guaranty, financing statements, the Budget, each Draw Request, and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by Borrower or Guarantor to Administrative Agent or any Lender pursuant to this Agreement, as they may be amended, modified, restated, replaced and supplemented from time to time.

      47. "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the Project, or the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower taken as a whole; (b) a material impairment of the ability of any party to the Loan Documents to perform in any material respects its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party to the Loan Documents of any Loan Document to which it is a party, if such party does not provide an enforceable, substitute Loan Document satisfactory in form and content reasonably to Administrative Agent immediately upon demand from Administrative Agent.

      48. "Maturity Date" means thirty (30) months from the date of the Loan Closing, as it may be earlier terminated or extended in accordance with the terms hereof.

      49. "Mortgage" means that certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of even date herewith, from the Borrower to Administrative Agent and Lenders, securing repayment of the Indebtedness and Borrower's performance of its other obligations to Administrative Agent and Lenders under the Loan Documents, as amended, modified, supplemented, restated and replaced from time to time.

      50. "Note" means, collectively, the promissory notes designated as "Promissory Note (Name of Lender)" dated as of even date herewith executed by Borrower in the aggregate maximum principal amount of $69,800,000.00, substantially in the form of Exhibit "K" as amended, modified, replaced, restated, extended or renewed from time to time.

      51. "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any party to a Loan Document arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any party to a Loan Document or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding.

      52. "Parking Deck" has the meaning set forth in Exhibit B.

      53. "Payment Amount" means an advance of the Loan, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability, or any other amount that a Lender is required to fund under this Agreement.

      54. "Permitted Changes" means changes to the Plans or Improvements, provided the cost of any single change or extra does not exceed $500,000.00 and the aggregate amount of all such changes and extras does not exceed $5,000,000.00.

      55. "Permitted Encumbrances" means those liens, encumbrances, easements and other matters listed on Exhibit B attached to the Mortgage and construction easements, liens for taxes and other amounts not past due owed to vendors, suppliers, etc.; 56. "Plans" shall have the meaning set forth in Exhibit C-1.

      57. [Reserved.]

      58. "Potential Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Default.

      59. "Prime Rate" shall have the meaning set forth in Section 1.7(b).

      60. "Principal Debt" means the aggregate unpaid principal balance of this Loan at the time in question.

      61. "Pro Rata Share" means, with respect to each Lender, the percentage of the Loan set forth opposite the name of that Lender on the Schedule of Lenders, as such share may be adjusted pursuant to Section 6.5.

      62. "Pro'ect" shall have the meaning set forth in the definition of "Improvements".

      63. "Property" means the Land, the Improvements and all other property constituting the "Mortgage Property," as described in the Mortgage, or subject to a right, lien or security interest to secure the Loan pursuant to any other Loan Document.

      64. "Required Lenders" means as of any date of determination at least two
(2) Lenders (excluding Defaulting Lenders) holding Pro Rata Shares of the Loan aggregating more than 50% of the aggregate outstanding principal amount of the Loan (excluding Defaulting Lenders).

      65. "Rights" means rights, remedies, powers and privileges. 66. "Sales Contract" shall have the meaning set forth in Section l.13(i).

      67. "Schedule of Lenders" means the schedule of Lenders party to this Agreement as set forth on Exhibit "L", as it may be modified from time to time in accordance with this Agreement.

      68. "Stored Materials Advance Limit" means $5,000,000.00.

      69. "Subsidiary" means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries.

      70. "Survey" means a survey prepared in accordance with Exhibit "G" or as otherwise approved by Administrative Agent in its sole discretion.

      71. "Swap Contract" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      72. "Title Insurance" means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Insurer, in an aggregate amount equal to the maximum principal amount of the Loan, insuring the validity and priority of the Mortgage encumbering the Land and Improvements for the benefit of Administrative Agent and Lenders.

      73. "Title Insurer" means Stewart Title Guaranty Company, c/o Coastal Title Services, Inc., Attn: Jill Griffith, Esquire.

      74. "Tribunal" means any state, commonwealth, federal, foreign, territorial or other U.S. court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

      75. [Reserved].

      76. "Unit " or "Units" shall have the meaning set forth in the definition of "Improvements".

      B. FINANCIAL STATEMENTS

      Borrower shall provide or cause to be provided to Administrative Agent all of the following:

      (a) [Reserved.]

      (b) Financial Statements of Borrower and each member of Borrower for each fiscal year of such reporting party during the term of this Agreement, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year.

      (c) Financial Statements of Guarantor for each fiscal year of such Guarantor during the term of this Agreement, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year.

      (d) [Reserved].

      (e) [Reserved].

      (f) From time to time promptly after Administrative Agent's request, such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of each reporting party, as Administrative Agent may reasonably request.

All Financial Statements shall be in form and detail reasonably satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Administrative Agent to certify that the Financial Statements are furnished to Administrative Agent in connection with the extension of credit by Lenders are true and correct and present fairly the reporting party's financial position and results of operations as of the dates and for the periods specified therein. All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the reporting party satisfactory to Administrative Agent. All fiscal year-end Financial Statements of Borrower and Guarantor shall be audited and certified (without, as to Borrower's Financial Statements, any qualification or exception not acceptable to Administrative Agent), by independent certified public accountants acceptable to Administrative Agent, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation.

                                   EXHIBIT "C"

                CERTAIN CONDITIONS PRECEDENT TO THE LOAN CLOSING

      As conditions precedent to the Loan Closing, and the funding of the Note, Borrower must have provided or caused to be provided to Administrative Agent, and Administrative Agent must have received, reviewed and found satisfactory the following requirements to the extent required by Administrative Agent:

      1. Fees and Expenses. Administrative Agent shall have received any and all required commitment and other fees, and Borrower shall have paid all other fees, costs and expenses (including the fees and costs of Lender's counsel) then required to be paid pursuant to this Agreement and all other Loan Documents, including, without limitation, all fees, costs and expenses that Borrower is required to pay pursuant to any loan application or commitment.

      2. Financial Statements. Administrative Agent shall have received (with a copy for each Lender) and each Lender shall have approved the Financial Statements of Guarantor or any other party required by any loan application or commitment or otherwise required or requested by Administrative Agent.

      3. Appraisal. Administrative Agent has received and each Lender shall have approved an initial current appraisal of the Project showing the appraised value of the Land to be at a minimum Fourteen Million Seventy Thousand and No/100 U.S. Dollars ($14,070,000.00) and the appraised value of the Project, projected as of completion of the Improvements, to be at a minimum Eighty-Seven Million Two Hundred Thirty Thousand and No/100 U.S. Dollars ($87,230,000.00). Accordingly, the initial Appraisal requirements as to the Administrative Agent have been satisfied. The appraisal must be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements) and the appraiser must be engaged directly by Administrative Agent. Borrower shall be responsible for all costs associated with such appraisal whether or not the appraisal is deemed accepted by Administrative Agent, and whether or not the Loan closes. The maximum amount available to be funded under the Loan shall be adjusted to reflect a loan-to-value of a maximum of eighty per cent (80%), based on the results of the appraisal.

      4. Draw Schedule and Budget. Administrative Agent shall have received and approved Borrower's proposed cash flow, draw schedule, and construction schedule for the Project, and Administrative Agent shall be satisfied, in its sole discretion, that the Improvements may be completed in accordance with the construction schedule and for costs not exceeding those set forth in the Budget.

      5. Authorization. Administrative Agent shall have received and approved evidence Administrative Agent requires of the existence, good standing, authority and capacity of Borrower and Guarantor to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents, including:

      (a) For each partnership (including a joint venture or limited partnership): (i) a true and complete copy of an executed partnership agreement or limited partnership agreement, and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and satisfactory evidence of registration or qualification to do business in the state where Borrower's principal place of business is located and the state where the Project is located, and (iii) a partnership affidavit certifying who will be authorized to execute or attest any of the Loan Documents, and a true and complete copy of the partnership resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents.

      (b) For each corporation: (i) a true and complete copy of its articles of incorporation and by-laws, and all amendments thereto, a certificate of incumbency of all of its officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation and, if different, the state in which the Project is located.

      (c) For each limited liability company or limited liability partnership:
(1) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located.

      (d) For each entity or organization that is not a corporation, partnership, limited partnership, joint venture, limited liability company or limited liability partnership, a copy of each document creating it or governing the existence, operation, power or authority of it or its representatives.

      (e) All certificates, resolutions, and consents required by Administrative Agent applicable to the foregoing.

      6. Loan Documents. Borrower, Guarantor and each other person required by Administrative Agent shall have duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender) all Loan Documents, including without limitation, the Note, mortgage, assignment and security agreement, assignment of leases and rents, guaranty agreement by Guarantor, financing statements, environmental indemnity agreements, loan agreement, collateral assignments, approvals, consents and all documents then required by Administrative Agent, dated the date of this Agreement, each in form and content satisfactory to Administrative Agent, the Mortgage shall contain a due on sale provision and shall have been recorded in the official records of the city or county in which the Property is located and UCC-1 financing statements shall have been filed in all filing offices that Administrative Agent may require.

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

      7. Opinions. Administrative Agent shall have received (with a copy for each Lender) the written opinion of counsel satisfactory to Administrative Agent for the Borrower, Guarantor, and any other persons or entities addressed to Administrative Agent for the benefit of Lenders, confirming the legal status and authority Borrower and Guarantor, the due authorization, validity and enforceability of the Loan Documents and such other matters as Administrative Agent requires, dated the date of this Agreement.

      8. Survey; No Special Flood Hazard. Not later than ten (10) days before the Closing Date, Administrative Agent shall have received (a) four (4) prints of an original survey (with a copy for each Lender) of the Land and Improvements thereon, prepared by a registered professional surveyor, dated not more than sixty (60) days prior to the date of the Closing Date satisfactory to Administrative Agent and the Title Insurer, reflecting no intrusions or protrusions over any property line, setback line, easement or other restricted area and showing a state of facts satisfactory to Administrative Agent, signed, sealed and certified by the surveyor to Borrower, Administrative Agent and each title insurer in form and content satisfactory to Administrative Agent, and otherwise, to the extent required by Administrative Agent, complying with Exhibit "G", and (b) a flood insurance policy (with a copy for each Lender) in an amount equal to the lesser of the maximum Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Administrative Agent, including without limitation a surveyor's certificate that none of the Land is located in a flood hazard area, which determination may in Administrative Agent's sole discretion be independently verified.

      9. Title Insurance. Administrative Agent shall have received (with a copy for each Lender) and approved an ALTA title insurance policy, issued by the Title Insurer (which shall be approved by the Administrative Agent) in the maximum amount of the Loan plus any other amount secured by the Mortgage, on a coinsurance and/or reinsurance basis if and as required by Administrative Agent, insuring without exclusion or exception for creditors' rights that the Mortgage constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent, and with all "standard" exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor permitted; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed "not yet due and payable" and no exception for subsequent assessments for prior years; providing full coverage against mechanics' and materialmens' liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title Insurance have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that fee simple indefeasible or marketable (as coverage is available) fee simple title to the Land and Improvements is vested in Borrower; containing such affirmative coverage and endorsements as Administrative Agent may require and are available under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; and containing provisions acceptable to Administrative Agent regarding advances and/or readvances of Loan funds after closing.

      10. Plans. Administrative Agent shall have received and approved two (2) true and correct copies of all existing Plans (including the site plan), together with satisfactory evidence that all applicable governmental authorities, Borrower, Borrower's architect, engineer, and contractors and Construction Consultant have approved the same.

      11. Contracts. Administrative Agent shall have received and approved (a) a list containing the names and addresses of all existing contractors, architects, engineers, and other suppliers of services and materials for the Project, their respective contract amounts, and a copy of their contracts, including without limitation any and all subcontracts; and (b) duly executed, acknowledged and delivered originals from each contractor, architect, engineer, subcontractor, or supplier of services or materials required by Administrative Agent, of consents or other agreements reasonably satisfactory to Administrative.

      12. Insurance Policies. Administrative Agent shall have received (with a copy for each Lender) and approved the insurance policies initially required by Administrative Agent, pursuant to the Loan Documents, including without limitation Borrower's effective, paid-up policies of fire and all risk replacement cost coverage of all insurable property (during and with respect to construction in builder's risk completed value form) with standard noncontributory mortgagee clause in favor of Administrative Agent and with loss proceeds payable to Administrative Agent; comprehensive general public liability insurance with Administrative Agent as an additional insured; business interruption or rent loss insurance; workers' compensation insurance; and such other or additional insurance, and covering such risks, as Administrative Agent requires; provided, however, that Administrative Agent has waived the requirement for insurance covering loss from terrorist acts to the extent such coverage is unavailable without payment of an additional premium amount. All policies must be written by insurers, in amounts, with endorsements, and on terms and conditions satisfactory to Administrative Agent, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid for a period of not less than one (1) year from the date of this Agreement and that the policies are in full force and effect.

      13. [Reserved].

      14. Environmental Compliance/Report. Administrative Agent shall have received and approved evidence satisfactory to Administrative Agent that no portion of the Land is "wetlands" under any applicable law and that the Land does not contain and is not within or near any area designated as a hazardous waste site by any Tribunal, that neither the Property nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under any law or governmental requirement pertaining to health or the environment, and that neither the Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under any law or governmental requirement pertaining to health or the environment including without limitation, a written report of a Phase I environmental assessment of the Project, made within sixty (60) days prior to the Closing Date, by an independent engineering firm selected by Borrower and consented to by Administrative Agent, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent's established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Property in violation of applicable legal requirements, and such additional evidence as may be reasonably required by Administrative Agent. Lender acknowledges receipt of the Phase I Environmental Site Assessment Update dated April 19, 2005. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent. The Borrower and Guarantor shall execute Administrative Agent's standard form Environmental Indemnity Agreement. The Environmental Indemnity Agreement shall survive repayment of the Loan.

      15. Soil Reports. Administrative Agent shall have received and approved a soil composition and test boring report and a foundation report satisfactory to Administrative Agent regarding the Land, made within thirty (30) days prior to the date of this Agreement, by a licensed professional engineer satisfactory to Lenders.

      16. Access, Utilities, and Laws. Administrative Agent shall have received and approved (a) satisfactory evidence of access easements or other rights over private roads; (b) letters from the applicable utility companies or governmental authorities, or other evidence reasonably satisfactory to Administrative Agent, confirming that all utilities necessary for the Improvements, including without limitation public water, sewer, electrical, telephone lines and pipes, are available at the Land in sufficient capacity, together with evidence reasonably satisfactory to Administrative Agent of paid impact fees, utility reservation deposits, and connection fees required to assure the availability of such services; (c) reasonably satisfactory evidence that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Property permit the use for which the Property is intended, including without limitation parking, building setbacks, lot sizes, and ingress and egress, have been or will be complied with, without the existence of any variance, non-complying use, nonconforming use or other special exception unless disclosed to Lender prior to closing; (d) evidence reasonably satisfactory to Administrative Agent that the Land and Improvements comply and will comply with all laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; (e) a true and correct copy of a valid building permit for the Improvements, together with all other consents, licenses, permits and approvals necessary for construction of the Improvements, all in assignable form (to the extent appropriate) and in full force and effect; (f) evidence satisfactory to Administrative Agent of compliance by Borrower and the Property, and the proposed construction, use and occupancy of the Improvements, with such other applicable laws and governmental requirements as Administrative Agent may request, including all laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C.
Section 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C.
Section 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C.
Section 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. Section 794), and any applicable state requirements; (g) written evidence satisfactory to Administrative Agent that construction of the Improvements on the Land is permissible under all federal, state and local statutes, regulations and rulings protecting tidal

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and non-tidal wetlands and other environmentally protected areas; (h) soil tests and a foundation report regarding the condition of the Land by an engineer satisfactory to Administrative Agent; (i) evidence satisfactory to Administrative Agent that there is no debt, claim, or lien against the Project;
(j) evidence satisfactory to Administrative Agent that the Improvements and the use of the Project do not and will not violate or encroach upon any boundary line, setback line, easement, restrictive covenant or other agreement or restriction applicable to the Project nor, in Administrative Agent's sole judgment, shall any such easement, restriction or agreement impose an unsatisfactory restriction on the Project or its owner; (k) evidence satisfactory to Administrative Agent that all taxes, assessments, standby fees and other similar charges that are then due and payable have been paid, and that the Land and Improvements constitute a separate tax lot or lots, with separate assessment or assessments of the Land and Improvements, independent of any other land or improvements; and (1) the Project will have adequate, properly approved and permitted storm water run-off and/or detention.

      17. Priority. Administrative Agent shall have received and approved no later than the Closing Date, assurances of Borrower's title to the Grande Palms Tract and Guarantor's title to the remainder of the Land, and that the Loan Documents will and do establish valid, perfected, first priority liens and security rights against the Project, including: (a) evidence satisfactory to Administrative Agent that prior to and as of the time the Mortgage was filed for record (i) [Reserved]; (ii) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to the Project has been filed for record in the county where the Property is located; and (iii) no mechanic's or materialman's lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Property has been filed for record in the county where the Property is located or in any other public record which by law provides notice of claims or encumbrances regarding the Property; (b) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made, (i) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Loan or against Borrower or Guarantor otherwise except as consented to by Administrative Agent; (ii) if required by Administrative Agent, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against Borrower or Guarantor; and (iii) an affidavit from the General Contractor in form and content reasonably acceptable to Administrative Agent.

      18. Bonds. Administrative Agent shall have received and approved (a) a performance bond for each contractor, and for each subcontractor specified by Administrative Agent, in amount, form and content satisfactory to Administrative Agent and (b) a payment bond for each contractor, in form and content satisfactory to Administrative Agent. Each bond shall be issued by a corporate surety acceptable to Administrative Agent and authorized and admitted to do business and to execute bonds in the state where the Project is located. Administrative Agent shall be named as additional obligee.

      19. Tax and Standby Fee Certificates. Administrative Agent shall have received and approved satisfactory evidence (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Property or any portion thereof, (b) that all taxes, standby fees and any other similar charges have been paid, including, if applicable, copies of receipts or statements marked "paid" by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments of the Land and Improvements,

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independent of any other land or improvements and that the Land is a separate legally subdivided parcel.

      20. Other Documents. Borrower and Guarantor shall have delivered to Administrative Agent, in form and content reasonably satisfactory to Administrative Agent, such other documents and certificates as Administrative Agent may reasonably request.

      21. Tax Identification Number. Borrower and Guarantor must provide the respective tax payer identification numbers.

      22. Litigation. Borrower and Guarantor must provide evidence satisfactory to Administrative Agent that there is no pending or threatened litigation involving Borrower, Guarantor, or the Project which, in the sole opinion of Administrative Agent, could adversely affect the ability of Borrower or Guarantor to perform their respective obligations under the Loan Documents. In addition, neither Borrower nor any affiliate of Borrower, Guarantor nor any affiliate of Guarantor, shall be involved in any litigation threatened or existing against Administrative Agent or any affiliate of Administrative Agent.

      23. Adverse Change. There shall not have occurred, in the opinion of Administrative Agent, any material adverse change in the business or financial condition of Borrower or in the Project or in any other state of material facts submitted to Administrative Agent in connection with the Loan, from that which existed at the time Administrative Agent considered the issuance of this Commitment.

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                                  EXHIBIT "C-1"

                         CONDITIONS PRECEDENT TO FUNDING

      In addition to the Pre-Closing submissions described in Exhibit C, Borrower must have provided, or caused to be provided, the following submissions prior to funding under the Note (the "Funding Date"):

      1. Cost Breakdown and Budget. With respect to the Improvements, no later than 10 days before the Funding Date (i) a detailed breakdown of the cost of constructing the Improvements ("Cost Breakdown"); and (ii) an itemization and schedule of disbursements of all costs anticipated by Borrower incident to the Improvements (including developer, contractor and/or other incentive fees), the Project and the construction of the Improvements through the Maturity Date of the Loan (together, the " Aggregate Cost"), and all cost amounts funded and to be funded from equity contributions of Borrower or others. Loan funds shall be allocated and disbursed as determined by Administrative Agent in accordance with the Budget.

      2. Plans and Specifications. With respect to the Improvements, no later than 10 days before the Funding Date, two (2) sets of detailed plans and specifications (the "Plans") for all architectural, structural, mechanical, plumbing, electrical, site development (on and offsite) and other work for or in connection with the Improvements, which must be signed, sealed and dated by the design professional.

      3. Contracts. With respect to the Improvements, no later than 10 days before the Funding Date: (1) a complete correct list showing the name, address and telephone number of all original contractors, architects and engineers, and all subcontractors, including materialmen and other parties (as then known to Borrower) who will supply labor, materials or services in connection with the Improvements, and the total dollar amount of each contract and subcontract (including any changes) and amounts paid through the date of the list; (ii) originals of Borrower's construction, architectural and engineering contracts regarding the Improvements; and (iii) if and as requested by Administrative Agent, originals or true and correct copies of subcontracts. In addition, prior to the Funding Date, Administrative Agent will require written consents to use of the Plans by Administrative Agent in connection with the Improvements, collateral assignments to Administrative Agent of Borrowers' rights in the Plans and in such contracts as Administrative Agent shall require and agreements to complete on behalf of Administrative Agent. Borrower's contractors, architects and engineers and any major subcontractors shall be subject to the approval of Administrative Agent. The general contractor's contract shall be a "guaranteed maximum price" contract and at Administrative Agent's option, any other contract shall be a "guaranteed maximum price" contract.

      4. Bonds. With respect to the Improvements, for each contractor, performance and payment bonds naming Administrative Agent as an additional obligee in an amount, form and content, and issued by sureties satisfactory to Administrative Agent on behalf of Lenders and in compliance with applicable law.

      5. Management Agreement. With respect to the Improvements, a copy of any agreement for the management of the Improvements.

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

      6. Up-Front Equity Requirement. Borrower must provide up-front equity equal to or greater than $16,715,000.00 (which shall be contributed in the form of land value of $14,070,000.00 and cash of $2,645,000.00). Administrative Agent acknowledges the up-front equity requirement, in the form of the Land valued at not less than $14,070,000.00, is satisfied.

      7. Condominium Documentation. Borrower must provide draft documentation related to the creation of the horizontal property regime related to the Project to Administrative Agent prior to the filing/recording thereof, including without limitation, the draft master deed, bylaws, disclosure documentation, and other related documents, and such documentation must be in form and content acceptable to Administrative Agent. The horizontal property regime related to the Project shall be properly filed and in existence prior to the first closing of any individual Unit and the formation of the horizontal property regime shall be completed in accordance with all applicable laws.

                                   EXHIBIT "D"

                                     BUDGET

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT "E"

               MINIMUM UNIT SALES PRICES AND UNIT RELEASE PRICES

                             [INTENTIONALLY OMITTED]

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

                                   EXHIBIT "F"

                                    ADVANCES

      1. Draw Request.

      (a) A "Draw Request" means a properly completed and executed written application by Borrower to Administrative Agent in the form of Exhibit "F-I" (or in another form satisfactory to Administrative Agent) setting forth the amount of Loan proceeds desired, together with the related AIA Document G-702 and G-703 and such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents, certificates and information satisfactory to Administrative Agent. At least five (5) Business Days before the requested date of each advance, Borrower shall deliver a Draw Request to Administrative Agent. Borrower shall be entitled to an advance only in an amount approved by Administrative Agent in accordance with the terms of this Agreement and the Loan Documents. Lenders shall not be required to make advances more frequently than once each calendar month. Lenders shall, only upon the satisfaction, as determined by Administrative Agent in its sole discretion, of all applicable conditions of this Agreement and the Loan Documents, make the requested advance to Borrower on a Funding Date which is a Business Day within five (5) Business Days after such satisfaction. Each Draw Request, and Borrower's acceptance of any advance, shall be deemed to ratify and confirm that all representations and warranties in the Loan Documents remain true and correct as of the date of the Draw Request and the advance, respectively.

      2. Advances. Borrower shall disburse all advances made to Borrower, for payments of the costs and expenses specified in the Budget for which the advances were made, and for no other purpose (subject to Borrower's right to reallocate budget items as set forth Section 1.4 herein). Following receipt and approval of a Draw Request, all supporting documentation and information, and receipt and approval of a written report from Construction Consultant satisfactory to Administrative Agent, Administrative Agent will determine the amount of the advance Lenders shall make in accordance with this Agreement, the Loan Documents, the Budget, and if and to the extent required by the Administrative Agent, to Administrative Agent's satisfaction, the following standards:

      (a) [Reserved].

      (b) For construction work, advances will be made on the basis of ninety percent (90%) (or the percentage used with respect to disbursements for construction work at the time of disbursement) of the costs shown on the application for payment from the contractor reviewed and approved by Administrative Agent of the work or material in place on the Improvements that comply with the terms of the Loan Documents, minus all previous advances and all amounts required to be paid by Borrower, as described in Columns (B) and (C) of the Budget (subject to Borrower's right to reallocate Budget items as set forth in Section 1.4 herein.

      (c) For materials stored on-site, advances will be made based on 90% (or the percentage used with respect to disbursements for construction work at the time of disbursement) of the invoice cost of materials stored for a time period of not more than ninety (90) days on the Property, provided the same are adequately secured and insured. All invoices for materials

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

stored are subject to review and approval by the Administrative Agent. The Administrative Agent on behalf of the Lenders must have a first lien on the stored materials on-site, and a disbursement therefor must not be in conflict with the terms of any construction document.

      (d) For materials stored off-site, advances shall be made provided: (1) such materials are adequately identified, secured and insured; (ii) no material is stored for a time period exceeding 45 days; (iii) at all times the total cost of all materials stored off-site does not exceed the Stored Materials Advance Limit at any one time; and (iv) the Administrative Agent on behalf of the Lenders must have a lien or security interest (of the priority required by the Administrative Agent) on all materials stored off-site. The amount of any Loan disbursements for materials stored off-site shall be determined by applying the effective disbursement percentage used for construction work to the costs of such stored materials (as indicated on Administrative Agent approved invoices therefore).

      3. Conditions to the First Advance. As conditions precedent to the first advance hereunder, if and to the extent required by Administrative Agent, to Administrative Agent's satisfaction, Borrower must have satisfied the conditions required under this Agreement, including all of those conditions set forth in Exhibit "C" Exhibit "C-1" and Section 4 below.

      4. Conditions to All Advances. As conditions precedent to each advance made pursuant to a Draw Request, in addition to all other requirements contained in this Agreement, if and to the extent required by Administrative Agent, to Administrative Agent's satisfaction, Borrower must satisfy the following conditions, and deliver to Administrative Agent evidence of such satisfaction:

      (a) All conditions to the first advance have been and continue to be satisfied.

      (b) Borrower must have delivered to Administrative Agent a Draw Request.

      (c) No Default or any event which, with the giving of notice or the lapse of time, or both, could become a Default, exists.

      (d) The representations and warranties made in the Loan Documents must be true and correct on and as of the date of each advance and no event shall have occurred or condition or circumstance shall exist which, if known to Borrower, would render any such representation or warranty incorrect or misleading.

      (e) Each subcontract or other contract for labor, materials, services and/or other work included in a Draw Request shall have been duly executed and delivered by all parties thereto and shall be effective, and Administrative Agent shall have received a true and complete copy of a fully executed copy of each such subcontract or other contract as Administrative Agent may have requested, together with performance and payment bonds securing such contracts and subcontracts, to the extent required by Administrative Agent, in form and substance satisfactory to Administrative Agent.

      (f) No mechanic's or materialmen's lien or other encumbrance shall have been filed and remain in effect against the Property, no stop notices shall have been served on Lenders that have not been bonded by Borrower in a manner and amount satisfactory to Administrative

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

Agent, and releases or waivers of mechanics' liens and receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind in connection with the Property shall have been obtained (and, to the extent required by Administrative Agent, copies thereof shall have been delivered to Administrative Agent).

      (g) If required by Administrative Agent, the Title Insurance shall have been endorsed and brought to date in a manner satisfactory to Administrative Agent to increase the coverage by the amount of each advance through the date of each such advance with no additional title change or exception not approved by Administrative Agent.

      (h) Administrative Agent shall have received written certification by Construction Consultant, and if required by Administrative Agent by Borrower's architect, that to the best of such party's knowledge, information, and belief, construction is in accordance with the Plans, the quality of the work for which the advance is requested is in accordance with the applicable contract, the amount of the advance requested represents work in place based on on-site observations and the data compromising the Draw Request, the work has progressed in accordance with the construction contract and schedule, and the applicable contractor is entitled to payment of the amount certified.

      (i) Administrative Agent shall have received (i) a foundation survey made immediately after, but in no event later than ten (10) days after, the laying of the foundation of each building or structure of the Improvements satisfactory to Administrative Agent complying with Exhibit "G", (ii) a certificate of Borrower's architect stating that based on personal inspection the foundations have been completed in accordance with the Plans and are satisfactory in all respects, and (iii) a bearing capacity test report with respect to the excavated footings and foundations, reviewed and approved by the Construction Consultant and Borrower's architect.

      (j) Administrative Agent shall have received within ten (10) days after the pouring of concrete for any Improvements, a report satisfactory to Construction Consultant of the results of concrete tests made at the time the concrete is poured.

      (k) Administrative Agent shall have received within ten (10) days after the compaction of any soil for construction, a report satisfactory to Construction Consultant of the results of soil tests.

      (1) As of the date of making such advance, no event shall have occurred, nor shall any condition exist, that could have a Material Adverse Effect on the enforceability of the Loan Documents, or a Material Adverse Effect to the financial condition of Borrower, impair the ability of Borrower to fulfill its material obligations under the Loan Documents, or otherwise have a Material Adverse Effect whatsoever on the Property.

      (m) [Reserved].

      (n) The Improvements shall not have been damaged and not repaired and shall not be the subject of any pending or threatened condemnation or adverse zoning proceeding.

      (o) Borrower shall have paid all amounts then required to be paid by Borrower under Columns (B) and (C) of the Budget.

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

      (p) Borrower shall have made Borrower's Deposit if required by Section 1.5 of this Agreement.

      (q) With respect to any advance to pay a contractor, Administrative Agent shall have received original applications for payments in form approved by Administrative Agent, containing a breakdown by trade and/or other categories acceptable to Administrative Agent, executed and certified by each contractor and Borrower's architect, accompanied by invoices, and approved by Construction Consultant.

      (r) Borrower shall have delivered to Administrative Agent an Owner's Affidavit certifying that the funds disbursed to date by Administrative Agent have been paid to the appropriate parties.

      (s) Borrower shall have submitted copies of notarized partial lien waiver forms executed by each contractor and each appropriate subcontractor, supplier and materialman, including, without limitation, from all parties sending statutory notices to contractors, notices to owners, or notices of nonpayment, specifying in such partial lien waivers the amount paid in consideration of such partial releases.

      (t) Borrower shall have delivered to Administrative Agent such other information, documents and supplemental legal opinions as may be required by Administrative Agent.

      5. Final Advance for Improvements. If and to the extent required by the Administrative Agent, to Administrative Agent's satisfaction, the final advance for the Improvements (including retainage) shall not be made until thirty (30) days after the later of the date on which the Improvements have been "completed," as defined by applicable state law, or if required by Administrative Agent, the date on which an affidavit of completion has been recorded, and in the case of each such Draw Request, if and to the extent required by Administrative Agent, Administrative Agent shall have received the following as additional conditions precedent to the requested advance:

      (a) Certificates from Borrower's architect, engineer, contractor and, if required by Administrative Agent, from the Construction Consultant, certifying that the Improvements (including any off-site improvements) have been completed in accordance with, and as completed comply with, the Plans and all laws and governmental requirements; and Administrative Agent shall have received two (2) sets of detailed "as built" Plans approved in writing by Borrower, Borrower's architect, and each contractor.

      (b) Final affidavits (in a form approved by Administrative Agent) from Borrower's architect, engineer, and each contractor certifying that each of them and their subcontractors, laborers, and materialmen has been paid in full for all labor and materials for construction of the Improvements; and final lien releases or waivers (in a form approved by Administrative Agent) by Borrower's architect, engineer, contractor, and all subcontractors, materialmen, and other parties who have supplied labor, materials, or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the Property.

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

      (c) The Title Insurance shall be endorsed to remove any exception for mechanics' or materialmen's liens or pending disbursements, with no additional title change or exception objectionable to Administrative Agent, and with such other endorsements required by Administrative Agent.

      (d) Evidence satisfactory to Administrative Agent that all laws and governmental requirements have been satisfied, including receipt by Borrower of all necessary governmental licenses, certificates and permits (including certificates of occupancy) with respect to the completion, use, occupancy and operation of the Improvements, together with evidence satisfactory to Administrative Agent that all such licenses, certificates, and permits are in full force and effect and have not been revoked, canceled or modified.

      (e) Three (3) copies of a final as-built survey satisfactory to Administrative Agent and complying with Exhibit "G".

      (f) [Reserved].

      (g) If applicable, an estoppel certificate and a subordination agreement, in the form approved by Administrative Agent, from each tenant, and written confirmation by each tenant having the right to do so that such tenant has approved the completed Improvements.

      6. Direct Advances. Borrower hereby irrevocably authorizes Administrative Agent on behalf of Lenders (but Administrative Agent shall have no obligation) to (i) advance Loan funds directly to Lenders to pay interest due on the Loan, and (ii) advance and directly apply the proceeds of any advance to the satisfaction of any of Borrower's obligations under any of the Loan Documents, even though Borrower did not include that amount in a Draw Request and/or no Default exists. Each such direct advance (except for application of a Borrower's Deposit) shall be added to the outstanding principal balance of the Loan and shall be secured by the Loan Documents. Unless Borrower pays such interest from other resources, Administrative Agent may advance Loan funds pursuant to this Section for interest payments as and when due. Nothing contained in this Agreement shall be construed to permit Borrower to defer payment of interest on the Loan beyond the date(s) due. The allocation of Loan funds in the Budget for interest shall not affect Borrower's absolute obligation to pay the same in accordance with the Loan Documents. Administrative Agent may hold, use, disburse and apply the Loan and the Borrower's Deposit for payment of any obligation of Borrower under the Loan Documents. Borrower hereby assigns and pledges the proceeds of the Loan and any Borrower's Deposit to Administrative Agent for itself and for the benefit of Lenders for such purposes. Administrative Agent on behalf of Lenders may advance and incur such expenses as Administrative Agent deems necessary for the completion of the Improvements and to preserve the Property and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and shall be payable to Administrative Agent on behalf of Lenders on demand. Administrative Agent on behalf of Lenders may disburse any portion of any advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this Section and the amount of advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

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

      7. Conditions and Waivers. All conditions precedent to the obligation of Lenders to make any advance are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lenders will refuse to make any advance in the absence of strict compliance with such conditions precedent. Administrative Agent shall have the right to approve and verify the periodic progress, costs incurred by Borrower, and the estimated costs remaining to be incurred, after consultation with the Construction Consultant. No advance shall constitute an approval or acceptance by Administrative Agent of any construction work, or a waiver of any condition precedent to any further advance, or preclude Administrative Agent from thereafter declaring the failure of Borrower to satisfy such condition precedent to be a Default. No waiver by Administrative Agent of any condition precedent or obligation shall preclude Administrative Agent from requiring such condition or obligation to be met prior to making any other advance or from thereafter declaring the failure to satisfy such condition or obligation to be a Default.

      8. Funding. Borrower shall establish and maintain a special account with Administrative Agent into which advances funded directly to Borrower (but no other funds), and excluding direct disbursements made to or by Administrative Agent on behalf of Lenders pursuant to this Agreement, shall be deposited by Borrower, and against which checks shall be drawn only for the payment of costs specified in the Budget, but which special account shall not be used for any other purpose. Borrower hereby irrevocably authorizes Administrative Agent to deposit each advance requested by Borrower to the credit of Borrower in that account, by wire transfer or other deposit. Advances may also be made, in addition to other methods contemplated herein, at Administrative Agent's option, by direct or joint check payment to any or all persons entitled to payment for work or services performed or material furnished in connection with the Project or the Loan, or by having the proceeds thereof made available to the Title Insurer (or its agent) for disbursement. Neither Administrative Agent nor any Lender shall not be required to, and has no responsibility to, supervise the proper application or distribution of funds to third parties.

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                                  EXHIBIT "F-1"

                                  DRAW REQUEST

                             [BORROWER'S LETTERHEAD]

                             DRAW REQUEST NO._______

TO: BANK OF AMERICA, N.A. ("Lender")

LOAN NO. _________________________________ DATE ______________________
PROJECT  _____________________________________________________________
LOCATION _____________________________________________________________

BORROWER _____________________________________________________________
         _____________________________________________________________
         _____________________________________________________________

FOR PERIOD ENDING ____________________________________________________

In accordance with the Construction Loan Agreement in the amount of $_________________________________ dated__________________________, between
Borrower and Lender, Borrower requests that $_______________________be advanced from Loan proceeds [Borrower's Deposit/ Up-Front Equity/Deferred Equity]. The proceeds should be credited to the account of_____________________________ Account No.________________________________, at________________________________.

1. CURRENT DRAW REQUEST FOR HARD COSTS          $_____________________________

2. CURRENT DRAW REQUEST FOR SOFT COSTS          $_____________________________

3. TOTAL DRAW REQUEST                           $_____________________________

AUTHORIZED SIGNER
______________________________  Dated:________________________________________

                                   EXHIBIT "G"

                               SURVEY REQUIREMENTS

      1. Field Note Description. The Survey shall contain a certified metes and bounds description complying with the following: (a) the beginning point shall be established by a monument located at the beginning point, or by reference to a nearby monument; (b) the sides of the Land shall be described by giving the distances and bearings of each; (c) the distances, bearings, and angles shall be taken from an instrument survey by a registered professional engineer or registered professional land surveyor; (d) curved sides shall be described by data including: length of arc, central angle, radius of circle for the arc and chord distance, and bearing; (e) the description shall be a single perimeter description of the entire Land, if and as instructed, there shall also be a separate metes and bounds description of one or more constituent tracts out of the Land; (f) the description shall include a reference to all streets, alleys, and other rights-of-way that abut the Land, and the width of all rights-of-way mentioned shall be given the first time these rights-of-way are referred to; (g) for each boundary line abutting a street, road, alley or other means of access, the description must, in calling the boundary line, state that the boundary line and the right-of-way line are the same; (h) if the Land has been recorded on a map or plat as part of an abstract or subdivision, reference to such recording data shall be made; and (1) the total acreage and square footage of the Land shall be certified.

      2. Lot and Block Description. If the Land consists of one or more complete lots or blocks included within a properly established recorded subdivision or addition, then a lot and block description will be an acceptable substitute for a metes and bounds description, provided that the lot and block description must completely and properly identify the name or designation of the recorded subdivision or addition and give the recording information therefor.

      3. Map or Plat. The Survey shall also contain a certified map or plat clearly showing the following: (a) the Land; (b) the relation of the point of beginning of the Land to the monument from which it is fixed; (c) all easements, streets, roads, alleys and rights-of-way on or abutting the Land, showing recording information therefor by volume and page; (d) if the Land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown; (e) the established building setback lines, if any, including those by restrictive covenant, recorded plat and zoning ordinance (identifying the source in each case, by volume and page reference if applicable); (f) all easements appurtenant to said Land, with recording information by volume and page; (g) the boundary lines of the street or streets abutting the Land and the width of said streets and the width of the rights-of-way therefor; (h) the distance from the nearest intersecting street or road to the Land; (i) all structures and improvements on the Land (with designation and dimensions thereof and of each party wall, if any) with horizontal lengths of all sides and the relation thereof by distances to (1) all boundary lines of the Land, (2) easements, (3) established building lines, and
(4) street lines; (j) the types of materials comprising the exterior walls and roofs of all buildings; (k) all street addresses of improvements on the Land;
(I) all curb cuts, driveways, fences, sidewalks, stoops and landscaping; (m) the number of stories of all multi-story structures; (n) the location, type and size of all utility lines as they service the Land and Improvements (sewer, water, gas, electric and telephone); (o) all encroachments and protrusions, if any, from or upon the Land or any improvements thereon or upon any easement, building setback line or other restricted area, with exact measurements; (p) all parking and paved areas, including the number of vehicles that may be parked; (q) all distances, angles and other calls contained in the legal description; (r) the location, type and size of all monuments, and as to each monument, indication whether it was found or placed by the surveyor; (s) the boundaries of any flood hazard area or flood plain area in which any part of the Land lies, with the map number, date and source (Tribunal) of each flood map shown; (t) all surface water bodies or courses; (u) the date of any revisions subsequent to the initial survey prepared pursuant to these requirements; (v) a legend explaining the meaning of all symbols used on the plat; and (w) the scale of all distances and dimensions on the plat.

      4. Certification. The certification for the property description and the map or plat shall be addressed to Administrative Agent for the benefit of Lenders, Borrower and the Title Insurer, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent:

      This is to certify to Lenders, Borrower and Title Insurer that this map or plat and the survey on which it is based were made in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA , ACSM and NSPS in 1999, and pursuant to the Accuracy Standards as adopted by ALTA, NSPS and ACSM and in effect on the date of this certification. The undersigned hereby certifies that the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance. The undersigned further certifies to Lenders, Borrower and the Title Insurer that (a) this survey is true and correct and was made on the ground under my supervision as per the field notes shown hereon and correctly shows the boundary lines and dimensions and area of the land indicated hereon and each individual parcel thereof indicated hereon; (b) all monuments shown hereon actually exist, and the location, size and type of such monuments are correctly shown; (c) the subject Property described in this survey is the same land as described in the title commitment described below; (d) this survey and the information, courses and distances shown on the survey are correct; (e) this survey correctly shows the size, location and type of all buildings, structures, other improvements and visible items on the subject Property and that all buildings and improvements are within the boundary lines and applicable set back lines of the subject Property; (f) this survey correctly shows the location and dimensions of all alleys, streets, roads, rights-of-way, easements, building setback lines and other matters of record of which the undersigned has been advised affecting the subject Property according to the legal description in such easements and other matters (with instrument, book, and page number indicated); (g) there are no violations of zoning ordinances, restrictions or other rules and regulations with reference to the location of the buildings and improvements: (h) except as shown, there are no visible (1) improvements, easements, rights-of-way, party walls, drainage ditches, streams, uses, discrepancies or conflicts,
      (2) party walls or encroachments onto adjoining premises, streets, or alleys by any of said buildings, structures, or other improvements, (3) encroachments onto the subject Property by buildings, structures, or other improvements on adjoining premises, or (4) encroachments on any easement, building setback line or other restricted area by any buildings, structures or other improvements on the subject Property; (i) the distance from the nearest intersecting street or road is as shown hereon; (j) the subject Property abuts a dedicated public street or road as shown hereon;
      (k) all utility services required for the operation of the subject Property either enter the subject Property through adjoining public streets, or this survey shows the point of entry and location of any utilities that pass through or are located on the adjoining premises; (1) any discharge into streams, rivers or other conveyance system is shown on this survey; (m) if the subject Property consists of two or more parcels having common boundaries, those parcels are contiguous along the common boundaries; (n) except as shown, no part of the Property is located in a 100-year Flood Plain or in an identified "flood prone area," as defined pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood Insurance Rate Map Panel # dated _, which such map panel covers the area in which the Property is situated and this survey correctly indicates the zone designation of any area as being in the 100-year Flood Plain or "flood prone area"; (o) no portion of the subject Property lies within a delineated wetlands area under federal, state or local law or policy; (p) the subject Property does not serve any adjoining premises for drainage, utilities, or ingress or egress; (q) the record description of the subject Property forms a mathematically closed figure; and (r) the subject Property has a tax map designation separate and distinct from that of any other premises and the subject Property is a separate, legally subdivided parcel. The undersigned has received and examined a copy of the Title Insurance Commitment No. Grande Palms/Bank of America, N.A. issued by the Title Insurer for the Property as well as a copy of each instrument listed therein, and the location of any matter shown thereon, to the extent it can be located, has been shown on this survey.

                                  EXHIBIT "H"

                                   [RESERVED]

                                   EXHIBIT "I"

                             LIST OF REQUIRED BONDS

      Payment and Performance Bonds with respect to all Improvements.

                                   EXHIBIT "J"

                            ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between_____________________________________(the "Assignor") and
______________________________(the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Construction Loan Agreement identified below (the "Loan Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Loan Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent permitted to be assigned under applicable law, all claims [including, without limitation, contract claims, tort claims, malpractice claims and all other claims at law or in equity, including claims under any law governing the purchase and sale of securities or governing indentures pursuant to which securities are issued], suits, causes of action and any other right of the Assignor against any other person) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

      1. Assignor: _________________________________________

      2. Assignee: _________________________________________ [is an
Affiliate/Approved Fund]

      3. Borrower(s): ______________________________________________

      4. Administrative Agent: ______________________________________, as the
administrative agent under the Loan Agreement

      5. Loan Agreement: The Construction Loan Agreement, dated as of___________________________________, among_________________________________, the Lenders parties thereto, Bank of America, N.A., as Administrative Agent, and the other agents parties thereto.

      6. Assigned Interest:

Aggregate Amount of           Amount of          Percentage
Commitment/Loans for      Commitment/Loans      Assigned of
 all Lenders                  Assigned        Commitment/Loans

$__________________       $_______________    $______________%

Effective Date: __________,20___

The terms set forth in this Assignment are hereby agreed to:

                                         ASSIGNOR

                                         By:__________________________________
                                         Title:_______________________________

                                         ASSIGNEE

                                         By:__________________________________
                                         Title:_______________________________

[Consented to and] Accepted:

_________________________________, as
Administrative Agent

By:______________________________
Title:___________________________

[Consented to:]

By:______________________________
Title:___________________________

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

      1. Representations and Warranties.

      (a) Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

      (b) Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section_____________thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on the Administrative Agent or any other Lender to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      (c) Assignee's Address for Notices, etc. Attached hereto as Schedule I is all contact information, address, account and other administrative information relating to the Assignee.

      2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

      3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of South Carolina.

                     SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

                             ADMINISTRATIVE DETAILS

(ASSIGNEE TO LIST NAMES OF CREDIT CONTACTS, ADDRESSES, PHONE AND FACSIMILE
     NUMBERS, ELECTRONIC MAIL ADDRESSES AND ACCOUNT AND PAYMENT INFORMATION)

(Signatures continue)

                  (a)         Libor Lending Office:

                              Assignee name:
                              Address:

                              Attention:
                              Telephone: (_)
                              Telecopier: (_)
                              Electronic Mail:

                  (b)         Domestic Lending Office:

                              Assignee name:
                              Address:

                              Attention:
                              Telephone: (_)
                              Telecopier: (_)
                              Electronic Mail:

                  (c)         Notice Address:

                              Assignee name:
                              Address:

                              Attention:
                              Telephone: (_)
                              Telecopier: (_)
                              Electronic Mail:

                  (d)         Payment Instructions: Account No.:
                              Account No._____________________________________
                              Attention:______________________________________
                              Reference:

                                   EXHIBIT "K"

                                 PROMISSORY NOTE
                                (Name of Lender)

$_____________________.00                                         April 27, 2005

FOR VALUE RECEIVED, GRANDE PALMS, L.L.C., a Delaware limited liability company ("Borrower," whether one or more) hereby promises to pay to the order of ________________________________(one of the "Lenders") under that certain Loan
Agreement (defined below) among Borrower, Bank of America, N.A., a national banking association (together with any and all of its successors and assigns, the "Administrative Agent") as agent for the benefit of the Lenders from time to time a party to that certain Construction Loan Agreement (the "Loan Agreement") dated of even date herewith, without offset, in immediately available funds in lawful money of the United States of America, at the Administrative Agent's Office as defined in the Loan Agreement, the principal sum of __________________ _________________________________________________and NO/00 DOLLARS
($_______________________________.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

      1. Note; Interest; Payment Schedule and Maturity Date. This Note is one of the Notes referred to in Loan Agreement and is entitled to the benefits thereof and subject to prepayment in whole or part as provided therein. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable law, bear interest and if applicable a late charge as set forth in the Loan Agreement.

      2. Security; Loan Documents. The security for this Note includes a Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "Mortgage") dated of even date herewith from Borrower to Administrative Agent and Lenders, covering certain property in Horry County, South Carolina described therein (the "Property"). This Note, the Mortgage, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the "Loan"), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "Loan Document" and together the "Loan Documents."

      3.    Defaults.

            (a) It shall be a default ("Default") under this Note and each of the other Loan Documents if (1) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein or in any other Loan Documents is not fully and timely performed, observed or kept; or (iii) there shall occur any default or event of default under the Mortgage or any other Loan Document. Upon the occurrence of a Default, Administrative Agent on behalf of the Lenders shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

            (b) All of the rights, remedies, powers and privileges (together, "Rights") of Administrative Agent on behalf of the Lenders provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Administrative Agent or Lenders to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent or Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.


          (c) If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lenders hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or Guarantor or endorser or any other person primarily or secondarily liable hereunder.



      4. Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents. As further provided in the Loan Agreement, a Lender may, at any time, sell, transfer, or assign all or a portion of its interest in this Note, the Mortgage and the other Loan Documents, as set forth in the Loan Agreement.

      5. General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower, endorsers, and any other party now or hereafter liable for the payment of this
Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither Administrative Agent nor any Lender shall be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the city and county, and venue in the city or county, in which payment is to be made as specified in Section 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY SOUTH CAROLINA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

      6. Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

      THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

                                        BORROWER:

                                        GRANDE PALMS, L.L.C., a Delaware limited liability company

                                        By:_______________________________(SEAL)
                                        Name:_____________________________
                                        Title:____________________________

                                   EXHIBIT "L"

                               SCHEDULE OF LENDERS

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT
LOAN ADMINISTRATION
200 MEETING STREET, SUITE 104
CHARLESTON, SOUTH CAROLINA 29401

BANK OF MONTREAL, AS LENDER                    Commitment Amount: $20,000,000.00
115 S. LaSalle Street
17W                                            Pro Rata Share: 28.65%
Chicago, IL 60603
Attn: Anita Blake

THE BANK OF NOVA SCOTIA, AS LENDER             Commitment Amount: $24,800,000.00
_____________________________
_____________________________                  Pro Rata Share: 35.53%
_____________________________

BANK OF AMERICA, N.A., AS LENDER               Commitment Amount: $25,000,000.00
Loan Administration
200 Meeting Street, Suite 104                  Pro Rata, Suite: 35.82%
Charleston, South Carolina 29401

                                   EXHIBIT "M"

                                    GUARANTY

                THIS GUARANTY IS SUBJECT TO ARBITRATION PURSUANT
           TO THE FEDERAL ARBITRATION ACT AND/OR SECTION 15-48-10 OF
               THE SOUTH CAROLINA CODE OF LAWS (1976), AS AMENDED

                               GUARANTY AGREEMENT

            This Guaranty Agreement (this "Guaranty") is made as of the 27th day of April, 2005, by FelCor Lodging Limited Partnership, a Delaware limited partnership ("Guarantor"), in favor of Bank of America, N.A., a national banking association (together with its successors and assigns "Administrative Agent") on behalf of the Lenders (as defined in the Loan Agreement (defined below)).

                             PRELIMINARY STATEMENTS

      Administrative Agent, Lenders, and Grande Palms, L.L.C. ("Borrower"), have entered into, are entering into concurrently herewith, or contemplate entering into, that certain Construction Loan Agreement dated of even date herewith (herein called, as it may hereafter be modified, supplemented, restated, extended, or renewed and in effect from time to time, the "Loan Agreement"), which Loan Agreement sets forth the terms and conditions of a loan (the "Loan") to Borrower for the construction of the Improvements on, and with respect to, land located in Horry County, South Carolina, as more particularly described in the Loan Agreement and identified therein as the Land.

      A condition precedent to Lenders' and Administrative Agent's obligation to make the Loan to Borrower is Guarantor's execution and delivery to Administrative Agent on behalf of the Lenders of this Guaranty.

      The Loan is, or will be, evidenced by those certain Promissory Notes designated as "Promissory Note (Name of Lender)" of even date with the Loan Agreement, executed by Borrower and payable to the order of particular Lenders in the aggregate principal face amount of Sixty-Nine Million Eight Hundred Thousand and No/100 Dollars ($69,800,000.00) (such notes, as each may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, is herein called, collectively, the "Note").

      Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. This Guaranty is one of the Loan Documents described in the Loan Agreement.

                             STATEMENT OF AGREEMENTS

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Administrative Agent and the Lenders to extend credit to Borrower, Guarantor hereby guarantees to Administrative Agent and the Lenders the prompt payment of the Indebtedness (collectively called the "Guaranteed Obligations"), this Guaranty being upon the following terms and conditions:

      1. Guaranty of Payment. Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent and the Lenders the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to (i) the terms of the Note, the Loan Agreement, the Mortgage, the Environmental Agreement, Swap Contract, any application, agreement, note or other document executed and delivered in connection with any Letter of Credit, or any other Loan Documents and any indemnifications contained in the Loan Documents, now or hereafter existing, and (ii) all renewals, extensions, refinancings, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof (the indebtedness described in clauses (1) and (ii) above in this Section 1 is herein collectively called the "Indebtedness"); provided such renewals, extensions, financings, modifications, supplements or amendments are made with Guarantor's written consent. This Guaranty covers the Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Administrative Agent in stages or installments. The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

      2.    [Reserved.]

      3.    Primary Liability of Guarantor.

      (a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment. Guarantor shall be liable for the payment of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Administrative Agent to take prior recourse or proceedings against any collateral, security or Person (hereinafter defined) whatsoever.

      (b) Guarantor hereby agrees that in the event of a Default (as defined in the Loan Agreement) by Borrower in payment of the Guaranteed Obligations, or any part thereof, when such indebtedness becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor, default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by Administrative Agent of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness, all such notices being hereby waived by Guarantor, pay the amount due thereon to Administrative Agent and pay all costs and expenses that may arise in consequence of such Event of Default (including, without limitation, all reasonable attorneys' fees and expenses, investigation costs, court costs, and any and all other costs and expenses reasonably incurred by Administrative Agent or the Lenders in connection with the collection and enforcement of the Note or any other Loan Document), whether or not suit is filed thereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal. It shall not be necessary for Administrative Agent, in order to enforce such payment by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness or for such performance, or to enforce any rights against any security that shall ever have been given to secure such indebtedness or performance, or to join Borrower or any others liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Administrative Agent from suing on the Note or foreclosing the Mortgage or from exercising any other rights thereunder, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Note and Mortgage, and Administrative Agent shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. At any sale of the Property or other collateral given for the Indebtedness or any part thereof, whether by foreclosure or otherwise, Administrative Agent may at its discretion purchase all or any part of the Property or collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Note, Mortgage and other Loan Documents.

      (c) Suit may be brought or demand may be made against Borrower or against the Guarantor or any other guarantor of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent or the Lenders against any party hereto.

      4.    Certain Agreements and Waivers by Guarantor.

      (a) Guarantor hereby agrees that neither Administrative Agent's nor Lenders' rights or remedies nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

            (i) any limitation of liability or recourse in any other Loan Document or arising under any law;

            (ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;

            (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

            (iv) any homestead exemption or any other exemption under applicable law;

            (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor's recourse against any Person or collateral;

            (vi) except as expressly provided for herein, any partial release of the liability of Guarantor hereunder (whether by operation of law or otherwise), or if one or more other guaranties are now or hereafter obtained by Administrative Agent covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release of Borrower or any other party liable, directly or indirectly, for the payment of any or all of the Guaranteed Obligations;

            (vii) the insolvency, bankruptcy, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

            (viii) with consent of Guarantor: any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including, without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including changes in the Plans and other terms or aspects of construction of the Improvements) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Administrative Agent on behalf of the Lenders to Borrower, Guarantor, and/or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

            (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of Administrative Agent to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

            (x) except as expressly provided for herein, any failure of Administrative Agent to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Administrative Agent against Borrower or any security or other recourse, or of any new agreement between Administrative Agent and Borrower, it being understood that Administrative Agent shall not be required (other than as expressly provided herein) to give Guarantor any notice (other than as expressly provided herein) of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and the

Guarantor shall be responsible for obtaining for itself information regarding the Borrower, including, but not limited to, any changes in the business or financial condition of the Borrower, and the Guarantor acknowledges and agrees that the Administrative Agent shall have no duty to notify the Guarantor .of any information which the Administrative Agent or Lenders may have concerning the Borrower.

            (xi) if for any reason Administrative Agent is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

            (xii) the making of advances by Administrative Agent on behalf of the Lenders to protect its interest in the Property, preserve the value of the Property or for the purpose of performing any term or covenant contained in any of the Loan Documents;

            (xiii) the existence of any claim, counterclaim, setoff or other right that Guarantor may at any time have against Borrower, Lenders, Administrative Agent, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document;

            (xiv) the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower's obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

            (xv) any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Administrative Agent; or

            (xvi) any other condition, event, omission, action or inaction that would in the absence of this paragraph result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;

            (xvii)  [Reserved];

            (xviii) Administrative Agent's enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis; or

            (xix) any invalidity, irregularity or unenforceability in whole or in part (including with respect to any netting provision) of any Interest Rate Protection Agreement or any confirmation, instrument or agreement required thereunder or related thereto, or any transaction entered into thereunder, or any limitation on the liability of Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

      (b) In the event any payment by Borrower or any other Person to Administrative Agent or the Lenders is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Administrative Agent or Lenders are required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Administrative Agent or Lenders shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Administrative Agent of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Administrative Agent or Lenders or paid by Administrative Agent or Lenders to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Administrative Agent or Lenders and any attorneys' fees, costs and expenses paid or incurred by Administrative Agent or Lenders in connection with any such event. It is the intent of Guarantor and Administrative Agent that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.

      (c) If acceleration of the time for payment of any amount payable by Borrower under the Note, the Loan Agreement, or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Administrative Agent.

      (d) Guarantor agrees that neither the Guarantor nor anyone claiming through or under the Guarantor shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of the Mortgage or the absolute sale of the Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and the Guarantor, for themselves and all who may at any time claim through or under any of them, hereby waive the benefit of all such laws and any and all rights to have the assets comprising the Property marshalled upon any foreclosure of the Mortgage.

      5. Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

      (a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations. All promissory notes or other evidences of such indebtedness of Borrower, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is .subordinated under and is subject to the terms of this Guaranty; and

      (b) Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid except for the project management fees to be paid by Borrower to the Guarantor under the Budget or other amounts specifically identified in the Budget.

      6. Other Liability of Guarantor or Borrower. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Lenders or Administrative Agent other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lenders and Administrative Agent hereunder shall be cumulative of any and all other rights that Lenders and Administrative Agent may have against Guarantor. If Borrower is or becomes indebted to Lenders and Administrative Agent for any indebtedness other than or in excess of the Indebtedness for which Guarantor is liable under this Guaranty, any payment received or recovery realized upon any indebtedness of Borrower to Lenders or Administrative Agent may, except to the extent paid by Guarantor on the Indebtedness or specifically required by law or agreement of Administrative Agent to be applied to the Indebtedness, in Administrative Agent's sole discretion, be applied upon indebtedness of Borrower to Lenders or Administrative Agent other than the Indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor's liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including without limitation, its capacity as a general partner.

      7. Administrative Agent. Assigns. This Guaranty is for the benefit of Administrative Agent for the benefit of the Lenders and Administrative Agent's successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice of any such transfer or assignment will not affect the liabilities of Guarantor hereunder.

      8. Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor's successors and assigns.

      9. Governing Law; Forum; Consent to Jurisdiction. This Guaranty is an agreement executed under seal. The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of South Carolina and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. If any Guarantor is a corporation, the designation "(SEAL)" on this Guaranty shall be effective as the affixing of such Guarantor's corporate seal physically to this Guaranty. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the nonexclusive jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section and to the jurisdiction of any state or United States federal court sitting in the state in which any of the Land is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which Administrative Agent received actual notice from Guarantor in accordance with the notice provisions hereof, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent to bring proceedings against Guarantor in any other court or jurisdiction. The authority and power to appear for and enter judgment against the Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as the Administrative Agent shall deem necessary and desirable.

      10. Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and too any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

      11. Attorneys' Fees and Costs of Collection. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Lenders or Administrative Agent in the enforcement of or preservation of Lenders' or Administrative Agent's rights under this Guaranty including, without limitation, all attorneys' fees and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal. Guarantor agrees to pay interest on any expenses or other sums due to Administrative Agent under this Section 11 that are not paid when due, at a rate per annum equal to the interest rate provided for in the Note. Guarantor's obligations and liabilities under this Section 11 shall survive any payment or discharge in full of the Guaranteed Obligations.

      12. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

      13. Controlling Agreement. It is not the intention of Administrative Agent or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor's capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section 13 shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Administrative Agent.

      14. Representations, Warranties, and Covenants of Guarantor. Guarantor hereby represents, warrants, and covenants that (a) Guarantor has a financial interest in the Borrower, is (directly or indirectly) a member of Borrower, and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default under any agreement or restriction by which Guarantor is bound or affected; (d) Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and under such laws, and has full power and authority to enter into and perform this Guaranty; (e) the Guarantor will indemnify the Lenders and Administrative Agent from any loss, cost or expense as a result of any representation or warranty of the Guarantor being false, incorrect, incomplete or misleading in any material respect; (f) [reserved]; (g) all financial statements and information heretofore furnished to Administrative Agent by Guarantor do, and all financial statements and information hereafter furnished to Administrative Agent by Guarantor will, present the financial condition of Guarantor as of their dates and the results of Guarantor's operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Administrative Agent, no material adverse change has occurred in the financial condition of Guarantor; (h) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (i) Administrative Agent and Lenders have no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein, and Guarantor will keep fully appraised of Borrower's financial and business condition; (j) Guarantor acknowledges and agrees that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from the Borrower or any other Person; and (k) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Mortgage, the Environmental Agreement, and the other Loan Documents. Guarantor's representations, warranties and covenants are a material inducement to Lenders and Administrative Agent to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

      15. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

      16. Cumulative Rights. The exercise by Administrative Agent of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Administrative Agent and the Lenders shall have all rights, remedies and recourses afforded to Administrative Agent and the Lenders by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Administrative Agent, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Administrative Agent shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Administrative Agent or Lenders with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Administrative Agent on behalf of the Lenders.

      17. Term of Guaranty. This Guaranty shall continue in effect until all the Guaranteed Obligations are fully and finally paid and discharged.

      18. Financial Statements. As used in this Section, "Financial Statements" means a consolidated balance sheet, a consolidated income statement, and a consolidated statement of cash flow. Guarantor shall provide or cause to be provided to Administrative Agent the following: Financial Statements of Guarantor, for each fiscal year as soon as reasonably practicable and in any event within one hundred twenty (120) calendar days after the close of each fiscal year. All fiscal year end Financial Statements shall be audited and certified without any qualification or exception not acceptable to Administrative Agent, by independent certified public accountants engaged by Guarantor from time to time and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation.

Acceptance of any financial statement by Administrative Agent, whether or not in the form prescribed herein, shall be relied upon by Administrative Agent in the administration, enforcement, and extension of the Guaranteed Obligations.

      19. Disclosure of Information. Administrative Agent and Lenders may sell or offer to sell the Loan or interests in the Loan to one or more assignees or participants and may disclose to any such assignee or participant or prospective assignee or participant, to Administrative Agent's affiliates, including without limitation Banc of America Securities LLC, to any regulatory body having jurisdiction over Lenders or Administrative Agent and to any other parties as necessary or appropriate in Administrative Agent's reasonable judgment, any information Administrative Agent now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including, without limitation, information regarding any security for the Guaranteed Obligations or for this Guaranty, credit or other information on Guarantor, Borrower, and/or any other party liable, directly or indirectly, for any part of the Guaranteed Obligations.

      20. Subrogation. Notwithstanding anything to the contrary contained herein, Guarantor shall not exercise any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Indebtedness or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Indebtedness has been fully and finally paid. This waiver is given to induce Administrative Agent and the Lenders to make the Loan to Borrower.

      21.   [Reserved].

      22. No Fiduciary Relationship. The relationship between the Lenders', Administrative Agent and Guarantor is solely that of lender and guarantor. Administrative Agent and the Lenders have no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Administrative Agent and the Lenders.

      23. Interpretation. The term "Administrative Agent" shall be deemed to include any subsequent holder(s) of the Note. Whenever the context of any provisions hereof shall require it,

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

words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other genders. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document. The terms "herein", "hereof', "hereto", "hereunder" and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty. The terms "include" and "including" shall be interpreted as if followed by the words "without limitation". All references in this Guaranty to sums denominated in dollars or with the symbol "$" refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. For purposes of this Guaranty, "Person" or "Persons" shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons.

      24. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

      25. Counterparts. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

      26. Entire Agreement. This Guaranty embodies the entire agreement between Administrative Agent on behalf of the Lenders and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Administrative Agent. This Guaranty may not be modified, amended or superseded except in a writing signed by Administrative Agent and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

      27.   Dispute Resolution.

      (a) Arbitration. Except to the extent expressly provided below, any controversy, claim or dispute between or among the parties hereto, including any such controversy, claim or dispute arising out of or relating to (1) this Guaranty, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort) (collectively, a "Dispute"), shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the applicable rules for arbitration of disputes of JAMS LLC, a Delaware limited liability company, or any successor thereof ("JAMS"), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Guarantor or Administrative Agent or any Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Guaranty may bring an action, including a summary or expedited

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

proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this dispute resolution provision only, the terms "party" and "parties" shall include any parent corporation, subsidiary or affiliate of Administrative Agent or any Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Guaranty, together with the officers, employees, successors and assigns of each of the foregoing.

      (b)   Special Rules.

            (i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral in the City and County where Administrative Agent or any Lender is located pursuant to its address for notice purposes in this Guaranty.

            (ii) The arbitration shall be administered by JAMS, who will appoint an arbitrator; if JAMS is unable to administer or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Guaranty, referred to collectively as the "arbitrator").

            (iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

            (iv) The judgment and the award, if any, of the arbitrator shall be issued with thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration

            (v) The arbitrator will have the authority to decide whether any Dispute is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Disputes is the equivalent of the filing of a lawsuit.

            (vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator.

            (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Guaranty.

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

      (c)   Reservations of Rights. Nothing in this Guaranty shall be deemed to
(i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Guaranty, or (ii) apply to or limit the right of Administrative Agent or any Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Guaranty in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Administrative Agent may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Guaranty. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

      (d) Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document,
(iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

      (e) Jury Trial Waiver in Arbitration. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

      28.   Forum.

      Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Guaranty and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice set forth in this Guaranty, or at a subsequent address of which Administrative Agent received actual notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Guarantor in any other court or jurisdiction.

      29.   WAIVER OF JURY TRIAL.

      WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO ARBITRATE ANY "DISPUTE" (FOR PURPOSES OF THIS SECTION, AS DEFINED ABOVE) AS SET FORTH IN THIS GUARANTY, TO THE EXTENT ANY "DISPUTE" IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, GUARANTOR AND ADMINISTRATIVE AGENT, FOR ITSELF AND LENDERS, WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH "DISPUTE" AND ANY ACTION ON SUCH "DISPUTE." THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND ADMINISTRATIVE AGENT, FOR ITSELF AND LENDERS, AND GUARANTOR AND ADMINISTRATIVE AGENT, FOR ITSELF AND LENDERS, HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. GUARANTOR AND ADMINISTRATIVE AGENT, FOR ITSELF AND LENDERS, ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

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

      30. Waiver of Appraisal Rights. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE GUARANTOR HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

      THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES-THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, Guarantor duly executed this Guaranty under seal as of the date first written above.

Address of Guarantor:                     GUARANTOR:
545 E. Carpenter Freeway, Suite 1300
Irving, Texas 75062-3933                  FELCOR LODGING LIMITED PARTNERSHIP, a
Fax No.: 972-444-4949                     Delaware limited partnership
                                          By: FelCor Lodging Trust Incorporated,
                                          its General Partner

                                          By:_____________________________(SEAL)
                                          Name:___________________________
                                          Title:__________________________

Address of Administrative Agent:
200 Meeting Street, Suite 104
Charleston, South Carolina 29401
Attention: Loan Administration Section
           Real Estate Banking Group
           Location Code SC1300-01-03
Fax No.: 843-720-2282

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